Exhibit 99

                                                                  EXECUTION COPY



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                               PURCHASE AGREEMENT


                                     between


                         THE BLACK & DECKER CORPORATION

                                       and

                                  PENTAIR, INC.


                                   dated as of

                                  July 16, 2004

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                                TABLE OF CONTENTS

                                                                            Page

1.     PURCHASE AND SALE.......................................................1
       1.1.    Purchase and Sale...............................................1

2.     PURCHASE PRICE; PAYMENT.................................................1
       2.1.    Purchase Price and Payment......................................1
       2.2.    Determination of Net Asset Value; Post-Closing Adjustment.......2
       2.3.    Allocation......................................................4

3.     REPRESENTATIONS AND WARRANTIES..........................................5
       3.1.    Representations and Warranties of Parent........................5
       3.2.    Representations and Warranties of Buyer........................14
       3.3.    Expiration of Representations and Warranties...................15
       3.4.    No Other Representations or Warranties; Memorandum;
               Projections....................................................15

4.     COVENANTS PRIOR TO CLOSING.............................................16
       4.1.    Access to Information Concerning Properties and Records;
               Confidentiality................................................16
       4.2.    Conduct of Business Pending the Closing........................17
       4.3.    Further Actions................................................18
       4.4.    Best Efforts...................................................18
       4.5.    Notification...................................................19
       4.6.    Certain Equity Interest Transfers..............................19
       4.7.    Guarantee Releases.............................................19
       4.8.    Indebtedness...................................................19
       4.9.    Exclusivity....................................................20
       4.10.   Resignations...................................................20
       4.11.   Agreements with Affiliates.....................................20

5.     ADDITIONAL COVENANTS...................................................20
       5.1.    Tax Matters....................................................20
       5.2.    [Intentionally Omitted]........................................24
       5.3.    Employee Matters...............................................24
       5.4.    Post-Closing Access to Information.............................33
       5.5.    Further Assurances.............................................33
       5.6.    Corporate Name and Logo........................................33
       5.7.    No Competition.................................................34
       5.8.    Insurance......................................................34
       5.9.    Delta Tupelo Closure...........................................36
       5.10.   Ellerbrake Litigation..........................................37
       5.11.   Assignment of Contracts and Rights.............................37

6.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS............................38
       6.1.    Accuracy of Representations and Warranties; Performance of
               Obligations....................................................38
       6.2.    No Orders or Actions...........................................38


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       6.3.    HSR Act and Other Approvals....................................38
       6.4.    Guarantee Releases and Indebtedness............................38
       6.5.    Licenses, Etc..................................................39

7.     CONDITIONS PRECEDENT TO PARENT'S OBLIGATIONS...........................39
       7.1.    Accuracy of Representations and Warranties; Performance of
               Obligations....................................................39
       7.2.    No Orders or Actions...........................................39
       7.3.    HSR Act and Other Approvals....................................39
       7.4.    Guarantee Releases.............................................39

8.     INDEMNIFICATION........................................................39
       8.1.    Indemnification by Parent......................................39
       8.2.    Indemnification By Buyer.......................................41
       8.3.    Procedures Relating to Indemnification Between Buyer and
               Parent.........................................................42
       8.4.    Procedures Relating to Indemnification for Third Party
               Claims.........................................................42
       8.5.    Insurance and Tax Effect.......................................44
       8.6.    Exclusive Remedy...............................................45

9.     CLOSING................................................................45
       9.1.    Closing Date...................................................45
       9.2.    Documents to be Delivered by Parent and the Subsidiaries.......46
       9.3.    Documents to be Delivered by Buyer.............................46

10.    PERMITTED TERMINATION..................................................47
       10.1.   General........................................................47
       10.2.   Post-Termination Obligations...................................47
       10.3.   No Liabilities in Event of Permitted Termination...............48

11.    MISCELLANEOUS..........................................................48
       11.1.   Publicity......................................................48
       11.2.   Assignment.....................................................48
       11.3.   Parties in Interest............................................48
       11.4.   Law Governing Agreement........................................49
       11.5.   Amendment and Modification.....................................49
       11.6.   Waivers........................................................49
       11.7.   Notices........................................................49
       11.8.   Expenses.......................................................50
       11.9.   Schedules......................................................50
       11.10.  Knowledge......................................................51
       11.11.  Section Headings; Table of Contents............................51
       11.12.  Severability...................................................51
       11.13.  No Strict Construction.........................................51
       11.14.  Jurisdiction; Venue; Waiver of Jury Trial......................51
       11.15.  Entire Agreement...............................................52
       11.16.  Counterparts...................................................52
       11.17.  Definitions....................................................52

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                                    SCHEDULES

Schedule 1.1            -         Schedule of Sellers and Purchasers
Schedule 2.2(b)         -         Closing Statement Exceptions
Schedule 3.1(c)         -         Subsidiaries
Schedule 3.1(d)         -         Toolz Limited
Schedule 3.1(e)         -         Title
Schedule 3.1(f)         -         Violation, Conflict, Default
Schedule 3.1(g)         -         Financial Statements
Schedule 3.1(h)         -         Tax Matters
Schedule 3.1(i)         -         Certain Changes
Schedule 3.1(j)         -         Off-Balance Sheet Liabilities
Schedule 3.1(k)         -         Litigation Matters
Schedule 3.1(l)         -         Non-Compliance with Laws
Schedule 3.1(m)         -         Licenses and Permits
Schedule 3.1(n)         -         Environmental Matters
Schedule 3.1(o)         -         Liens; Sufficiency of Assets
Schedule 3.1(p)         -         Material Contracts
Schedule 3.1(q)         -         Subsidiary Benefit Plans; Labor
Schedule 3.1(r)         -         Intellectual Property Rights
Schedule 3.1(t)         -         Properties
Schedule 3.1(u)         -         Bank Accounts; Powers of Attorney
Schedule 4.2            -         Exceptions Concerning Conduct of Business
Schedule 5.3(a)         -         Assumed Retention Agreements
Schedule 5.8            -         Captive Insured Subsidiaries; Claims Handling
                                  Procedures
Schedule 6.5            -         Licenses, Etc.
Schedule 11.10          -         Knowledge of Parent
Schedule 11.17          -         Determination of Agreed Base Equity


                                    EXHIBITS

Exhibit 9.2(b)          -         Canadian Assumption Agreement
Exhibit 11.17(a)        -         Asia Water Lease Contract
Exhibit 11.17(b)        -         Asia Enclosure Lease Contract

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                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT (this "Agreement"), dated July 16, 2004, between The Black & Decker Corporation, a Maryland corporation ("Buyer"), and Pentair, Inc., a Minnesota corporation ("Parent").

                                 R E C I T A L S

                  WHEREAS, Parent, through the Subsidiaries, is engaged in the design, manufacture, marketing, distribution and sale of portable power tools, stationary and benchtop woodworking tools, tool accessories, pressure washers, air compressors and generators (the "Business").

                  WHEREAS, Buyer desires to acquire, directly or indirectly, from Parent and the Sellers (i) the U.S. Intellectual Property, (ii) all of the outstanding shares of capital stock, membership interests and other ownership interests (the "Equity Interests") held by Parent and its Affiliates in each of the Transferred Subsidiaries, (iii) the Canadian Assets, subject to the Canadian Liabilities, and (iv) the Toolz Shares, and Parent desires to sell and transfer the U.S. Intellectual Property, the Equity Interests, the Canadian Assets, subject to the Canadian liabilities, and the Toolz Shares to Buyer and its Affiliates.

                  WHEREAS,  capitalized  terms not defined in the context in the
Section in which such terms  first  appear  shall have the  meaning set forth in
Section 11.17.

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   PURCHASE AND SALE

          1.1. Purchase and Sale.

     Subject to the terms and conditions of this Agreement, on the Closing Date, Parent shall sell and cause each of its Affiliates designated on Schedule 1.1 (each a "Seller" and, collectively, the "Sellers") to sell to Buyer or those of Buyer's Affiliates designated on Schedule 1.1 (each a "Purchaser" and collectively, the "Purchasers"), and Buyer shall purchase or shall cause its Affiliates to purchase from Parent and its Affiliates, the U.S. Intellectual Property, the Equity Interests, the Canadian Assets, subject to the Canadian Liabilities, and the Toolz Shares, as set forth on Schedule 1.1.

     2.   PURCHASE PRICE; PAYMENT

          2.1. Purchase Price and Payment.

     The purchase price (the "Purchase Price") payable by Buyer and the Purchasers to Parent and the Sellers in consideration for the transactions described herein shall be in the amount of $775,000,000, subject to the following adjustments:

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                  (a)  Increase.  An increase  equal to the  amount,  if any, by which the Net Asset Value as reflected on the Estimated Closing Statement is greater than the Agreed Base Equity; and

                  (b) Decrease. A decrease equal to the amount, if any, by which the Net Asset Value as reflected on the Estimated Closing Statement is less than the Agreed Base Equity.

Buyer shall pay, or shall cause the Purchasers to pay, the Purchase Price payable pursuant to this Section 2.1 on the Closing Date by one or more wire transfers of immediately available funds to an account the Parent has designated, at least (2) business days prior to the Closing Date, in writing to Buyer.

          2.2. Determination of Net Asset Value; Post-Closing Adjustment.

                  (a) Estimated Closing Statement. For purposes of determining an estimate of the Net Asset Value to be reflected on the Closing Statement and the Purchase Price payable by Buyer at the Closing, not less than five (5) business days prior to the Closing Date, Parent shall, in consultation with Buyer, prepare and deliver to Buyer a reasonable estimate of the Closing Statement prepared in a manner consistent with the requirements for the preparation of the Closing Statement. In the event Buyer shall object to any of the information set forth in such estimate as presented by Parent, the parties shall negotiate in good faith and attempt to agree on appropriate adjustments so that such estimate reflects a reasonable estimate of the Closing Statement and of the Net Asset Value to be reflected on the Closing Statement, but in the absence of such agreement or manifest error, the good faith determination of the estimate by Parent shall control (the estimate as agreed to by the parties pursuant to this subsection, or in the absence of such agreement or manifest error, the estimate as prepared and delivered by Parent, is herein referred to as the "Estimated Closing Statement"). In connection with the determination of the Estimated Closing Statement, Parent shall provide to Buyer such information and detail as Buyer shall reasonably request.

                  (b) Closing Statement. Within forty five (45) days following the Closing, Parent shall prepare, or cause to be prepared, and deliver to Buyer an unaudited consolidated combined balance sheet of the Subsidiaries (the "Closing Statement"), which shall set forth the Net Asset Value as of the Closing Date and, except as set forth on Schedule 2.2(b), shall be prepared in accordance with GAAP as in effect on the date of the preparation of the Recent Balance Sheet applied on a basis consistent with the accounting methods, policies, practices and principles used in the preparation of the Recent Balance Sheet. The Closing Statement shall be prepared based only on information relating to the content of the Closing Statement that (i) is known to Buyer or Parent on the Closing Date or (ii) becomes known by Buyer or Parent after the Closing Date if such information relates to an event that occurred prior to the Closing Date. Within ten days following the Closing, Parent shall conduct a physical count of the inventory of the Subsidiaries which count may be observed by the Buyer's employees and accountants. Such physical count of the inventory, adjusted for changes since the Closing Date, shall be used in the preparation of the Closing Statement.


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                  (c) Disputes Regarding Closing  Statement.  Following delivery of the Closing Statement to the Buyer, Parent shall, and shall cause its employees and accountants who were involved in the preparation of the Closing Statement to provide promptly to the Buyer and its employees and accountants full access during normal business hours to the financial books and records used in the preparation of the Closing Statements including all working papers of Parent and its accountants. Buyer shall, within forty-five (45) days after the delivery by Parent of the Closing Statement, complete its review of the Net Asset Value derived from the Closing Statement. If Buyer determines that the Closing Statement has not been prepared in accordance with Section 2.2(b), then Buyer shall inform Parent on or before the last day of such 45-day period by delivering a notice to Parent ("Buyer's Objection") (i) setting forth a specific description of the basis of Buyer's Objection and the adjustments to Net Asset Value that Buyer believes should be made and (ii) only including objections based on mathematical errors or based on the Closing Statement not being prepared in accordance with Section 2.2(b). Parent shall then have thirty (30) days to review and respond to Buyer's Objection. Parent and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in Buyer's Objection and Parent shall have full access to the working papers of Buyer prepared in connection with Buyer's preparation of Buyer's Objection. If Parent and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within twenty (20) days following Parent's response to Buyer's Objection, then Parent and Buyer shall refer their remaining differences to an internationally recognized firm of independent public accountants as to which Parent and Buyer mutually agree, which may not be the firm performing the appraisal pursuant to
Section 2.3 (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standards set forth in Section 2.2(b), and only with respect to the remaining accounting-related differences so submitted by Buyer to Parent (and not by independent review), whether and to what extent, if any, Net Asset Value as derived from the Closing Statement requires adjustment. In connection with the engagement of the CPA Firm, each of the parties shall execute reasonable engagement letters with the CPA Firm. Parent and Buyer shall direct the CPA Firm to use its reasonable best efforts to
render  its   determination   within   forty-five  (45)  days.  The  CPA  Firm's
determination shall be conclusive and binding upon Buyer and Parent. The fees and disbursements of the CPA Firm shall be shared equally by Buyer and Parent. Buyer and Parent shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Recent Balance Sheet and the Closing Statement and all other items reasonably requested by the CPA Firm. The "Final Closing Statement" shall be (i) the Closing Statement in the event that (x) no Buyer's Objection is delivered to Parent during the 30-day period specified above, or
(y) Parent and Buyer so agree, (ii) the Closing Statement, adjusted in accordance with Buyer's Objection in the event that Parent does not respond to Buyer's Objection within the 30-day period following receipt by Parent of Buyer's Objection, or (iii) the Closing Statement, as adjusted by either (x) the agreement of Parent and Buyer or (y) the CPA Firm.

                  (d) Cooperation. Buyer agrees that, following the Closing, it will not take any actions with respect to the accounting books, records, policies and procedures of the Subsidiaries that would obstruct or prevent the preparation of the Closing Statement. Buyer shall cooperate with Parent in the preparation of the Closing Statement including, but not limited to, (i) providing Parent and Parent's representatives with full access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), facilities and employees of the Subsidiaries,
(ii) causing  employees  of the  Subsidiaries  to provide

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Parent as promptly as  practicable  following  the Closing Date (but in no event later than thirty (30) days after the Closing Date) with normal year-end closing financial information for the Subsidiaries for the period ending as of the close of business on the Closing Date, and (iii) cooperating fully with Parent's representatives, including the provision on a timely basis of all other information necessary or useful in connection with the preparation of the Closing Statement. Buyer and its accountants shall have full access to all information used by Parent in preparing the Closing Statement, including the work papers of its accountants.

                  (e) Adjustment Payment to Buyer. In the event the Net Asset Value as derived from the Final Closing Statement is less than the Net Asset Value as reflected on the Estimated Closing Statement, Parent shall make an adjustment payment to Buyer in an amount equal to the difference between (i) the Net Asset Value as reflected on the Estimated Closing Statement and (ii) the Net Asset Value as derived from the Final Closing Statement. Any payment required by the first sentence of this Section 2.2(e) shall be made by Parent to Buyer, together with interest thereon at an annual rate equal to the U.S. prime interest rate of lending as set forth in The Wall Street Journal as of the Closing Date (the "Applicable Rate") calculated on the basis of the number of days elapsed from and including the Closing Date to and excluding the date of payment, in immediately available funds within five (5) business days after the determination of the Final Closing Statement.

                  (f) Adjustment Payment to Parent. In the event the Net Asset Value as derived from the Final Closing Statement is greater than the Net Asset Value as reflected on the Estimated Closing Statement, Buyer shall make an adjustment payment to Parent in an amount equal to the difference between (i) the Net Asset Value as reflected on the Estimated Closing Statement and (ii) the Net Asset Value as derived from the Final Closing Statement. Any payment required by the first sentence of this Section 2.2(f) shall be made by Buyer to Parent, together with interest thereon at the Applicable Rate calculated on the basis of the number of days elapsed from and including the Closing Date to and excluding the date of payment, in immediately available funds within five (5) business days after the determination of the Final Closing Statement.

          2.3. Allocation.

     The Purchase Price, as finally determined, shall be allocated among the various Equity Interests, the assets of the Subsidiaries that are U.S. entities and subject to the election described in Section 5.1(e), the U.S. Intellectual Property, the Canadian Assets and the Toolz Shares in accordance with an appraisal performed by either (i) the appraisal division of PricewaterhouseCoopers, (ii) the appraisal division of KPMG, or (iii) the American Appraisal Company, as selected by the Buyer. The appraisal will be performed in accordance with the standards of the American Society of Appraisers. Within a reasonable period of time before such appraisals are finalized, Buyer shall provide Parent a draft copy of such appraisals and Buyer shall in good faith consider any comments made by Parent with respect thereto. Parent, the Buyer and their respective Affiliates shall (i) be bound by such allocation for purposes of determining any Taxes, (ii) prepare and file all Tax Returns to be filed with any Taxing Authority in a manner consistent with such allocation and (iii) take no position inconsistent with such allocation in any Tax Return, any proceeding before any taxing authority or otherwise. Appropriate adjustments shall be made to such allocation and to specific categories of assets

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

within such  allocation  to reflect any Purchase  Price  adjustment  pursuant to
Section 2.2. In the event that such allocation is disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party of such dispute, and Parent and the Buyer shall cooperate in good faith in responding to such challenge in order to preserve the effectiveness of such allocation.


     3.   REPRESENTATIONS AND WARRANTIES

          3.1. Representations and Warranties of Parent.

     Parent makes the following representations and warranties to Buyer:

                  (a) Due Organization and Power. Each of Parent and the Sellers is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Parent and the Sellers has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Parent has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Parent and to carry out the transactions contemplated hereby and thereby. Each of the Sellers is duly licensed or qualified to do business as a foreign corporation or limited liability company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

                  (b) Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Parent pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent. No other corporate act or proceeding on the part of Parent or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Parent pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Parent pursuant hereto will constitute, valid and binding agreements of Parent, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally, and by general equitable principles. As of the Closing, the execution and delivery of the documents and instruments to be executed and delivered by each Seller pursuant hereto and the consummation of the transactions contemplated thereby shall have been duly authorized by the Board of Directors and, to the extent required by applicable Law, the stockholder of such Seller. No other corporate act or proceeding on the part of such Seller or its shareholders shall be necessary to authorize the documents and instruments to be executed and delivered by such Seller pursuant hereto or the consummation of the transactions contemplated thereby. When executed and delivered, the documents and instruments to be executed and delivered by each Seller pursuant hereto will constitute valid and binding agreements of such Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally, and by general equitable principles.

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

                  (c) Subsidiaries. Schedule 3.1(c) sets forth the name, jurisdiction of incorporation or organization, capitalization and ownership of each Subsidiary as of the date hereof. Except as listed in Schedule 3.1(c), the Subsidiaries do not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or other ownership interest in any entity or business. Each Subsidiary (A) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization, (B) has full corporate or other power and authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases and (C) is in good standing and is duly qualified or licensed to do business as a foreign corporation or other entity in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business makes such licensing or qualification necessary.

                  (d) Toolz Limited. Except as set forth on Schedule 3.1(d), the Toolz Shares are owned by Asia Holdings, free and clear of any Liens, and are validly issued, fully paid and nonassessable. Upon payment of the Purchase Price payable in accordance with Section 2.1, the Sellers will convey to the Purchaser designated in Schedule 1.1 the Toolz Shares, free and clear of all Liens (other than Liens created by the Buyer or any of the Purchasers).

                  (e) Title. Except as listed in Schedule 3.1(e), the Sellers have title to the U.S. Intellectual Property, the Equity Interests and the Canadian Assets free and clear of all Liens. Upon payment of the Purchase Price payable in accordance with Section 2.1, the Sellers will convey to the Purchasers the U.S. Intellectual Property, the Equity Interests and the Canadian Assets as designated in Schedule 1.1, free and clear of all Liens (other than Liens created by the Buyer or any of the Purchasers). All of the Equity Interests of each of the Transferred Subsidiaries are owned by the Sellers or by another Transferred Subsidiary and are free and clear of any Liens, and are validly issued, fully paid and nonassessable. There are no (i) securities convertible into or exchangeable for the capital stock or other securities of any Transferred Subsidiary; (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of any Transferred Subsidiary or securities which are convertible into or exchangeable for capital stock or other securities of any Transferred Subsidiary; or (iii) contracts, commitments or agreements relating to the issuance, sale or transfer of any capital stock or other equity securities of any Transferred Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights.

                  (f) No Violation. Except as set forth on Schedule 3.1(f), neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Parent or the Sellers pursuant hereto nor the consummation by Parent or the Sellers of the transactions contemplated hereby and thereby (a) will violate any Law or any Order of any Government Entity applicable to Parent, the Sellers, or the Subsidiaries, (b) except for applicable requirements of the HSR Act and any other applicable Competition Laws, will require any authorization, consent or approval by, filing with or notice to any Government Entity except for such authorizations, consents, approvals, filings or notice requirements that become applicable solely as a result of the specific regulatory status of Buyer or any of its Affiliates, or (c) subject to obtaining the consents referred to in Schedule 3.1(f), will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Liens upon any of the assets of the Subsidiaries, including the U.S. Intellectual Property, the Equity Interests, the Canadian Assets or the Toolz Shares under, any term or provision of the respective charter or organizational documents of the Sellers or the Subsidiaries or of the terms of any Contract to which Parent, the Sellers or the Subsidiaries are a party or by which Parent, the Sellers or any Subsidiary or any of their respective assets or properties may be bound or affected.

                  (g) Financial Statements. Schedule 3.1(g) contains (a) audited combined balance sheets of the Subsidiaries as of December 31, 2003 and 2002 and audited combined statements of income, cash flows and changes in shareholders' equity for the fiscal years ended December 31, 2003, 2002 and 2001 and notes thereto (the "Audited Financial Statements"); (b) audited balance sheets of each of Jointech Corporation Ltd. and Hangtech Limited as of December 31, 2003 and audited statements of operations, changes in stockholders' equity and cash flows of each of such companies for the year ended December 31, 2003 and notes thereto, and audited balance sheets of each of Joinery Industrial Co., Ltd., Qingdao Sungun Power Tool Co., Ltd., Wintech Corporation Ltd. and Wisetech
Industrial Co., Ltd. (Suzhou) as of December 31, 2003 and 2002 and audited statements of operations, changes in stockholders' equity and cash flows of each of such companies for the years ended December 31, 2003 and 2002 and notes thereto, (c) an unaudited, pro-forma combined balance sheet of the Subsidiaries as of April 3, 2004 reflecting the April 5, 2004 acquisition of the remaining stock of the Asian Subsidiaries by Parent (the "Recent Balance Sheet") and (d) combined statements of income and cash flows of the Subsidiaries for the quarter ended April 3, 2004. The financial statements described in the preceding sentence are collectively referred to as the "Financial Statements". Except as set forth in Schedule 3.1(g), the Financial Statements were prepared in accordance with GAAP, as in effect on the date of such Financial Statements and applied on a consistent basis in such Financial Statements (except as may be indicated in the notes to the Audited Financial Statements), and such Financial Statements fairly present, in all material respects, the consolidated financial position and operating income results of the Subsidiaries as of their respective dates and for the respective periods covered thereby, giving effect to certain estimated allocations and charges for certain centralized shared services disclosed on Schedule 3.1(g).

                  (h) Tax Matters.

                       (i) All material Tax Returns required to be filed by or on behalf of the Subsidiaries have been timely filed or will be timely filed (within the time permitted by any timely filed extension), and when filed were complete and accurate. All material Taxes due and owing by the Subsidiaries have been paid or adequately accrued. The Subsidiaries have materially complied with all rules and regulations relating to the withholding of Taxes, have withheld or collected all material Taxes that they were required to withhold or collect and, to the extent required, have paid them over to the appropriate Governmental Entity.

                       (ii) Except as set forth on Schedule 3.1(h), as of the date hereof, (A) there is no Tax Audit with respect to any material Taxes due and owing by the Subsidiaries, and (B) there are no outstanding agreements or waivers extending the statutory period of limitations for a Tax assessment applicable to any Tax Return or report with respect to a taxable period for which such statute of limitations is still open.

                       (iii) Schedule 3.1(h) lists every year Parent or one of the Subsidiaries were each a member of the same Affiliated Group that filed a consolidated federal income Tax Return for which the statute of limitations specified in Code Section 6501(a) does not bar a federal income Tax assessment, and each corporation that was part of such group.

                  (i) Absence of Certain Changes. Except as and to the extent set forth in Schedule 3.1(i), and except as required or contemplated by this Agreement, since the date of the Recent Balance Sheet, there has not been (i) any Material Adverse Effect; (ii) any material increase in the compensation, salaries or wages payable or to become payable to any officer or key employee of the Subsidiaries, except in the ordinary course of business or as required under employment or retention agreements in effect as of the date hereof; (iii) any entry by the Subsidiaries into any employment, severance or termination agreement with any such officer or key employee, or any amendment thereto; (iv) any declaration, setting aside or payment of any dividend or any other distribution in respect of the Subsidiaries' capital stock; (v) any sale, lease or other transfer or disposition of any material properties or assets of the Subsidiaries, except for the sale of inventory items in the ordinary course of business; (vi) any indebtedness for borrowed money incurred or guaranteed by the Subsidiaries other than intercompany borrowings from Parent or another Subsidiary in the ordinary course of business; or (vii) any material damage, destruction or extraordinary losses (whether or not covered by insurance) with regard to the business of the Subsidiaries; (viii) any capital expenditures or commitments in an amount in excess of the unspent portion of the Business' capital budget for the current year; (ix) any change in the charter, bylaws or other organizational documents of the Subsidiaries.

                  (j) Absence of Undisclosed Liabilities. Except as disclosed in the Recent Balance Sheet or in Schedule 3.1(j), the Subsidiaries do not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent or otherwise), other than (i) liabilities reflected or reserved for on the Recent Balance Sheet, (ii) liabilities that are not required by GAAP to be reflected on the Recent Balance Sheet, (iii) executory obligations under or arising out of (but not liabilities for breaches of) (A) Contracts disclosed on Schedule 3.1(p), (B) Contracts that are not required to be disclosed on Schedule 3.1(p) or (C) Contracts entered into after the date of this Agreement in accordance with the terms and conditions of this Agreement, (iv) liabilities disclosed in this Agreement or any other Schedule to this Agreement, or that are of the type or kind required to be disclosed in a Schedule to this Agreement but are not disclosed solely because they fall below the minimum threshold amount, term or materiality of the disclosures required by the terms of this Agreement to be set forth in such Schedules, and (v) liabilities that have arisen after the date of the Recent Balance Sheet in the ordinary course of business or otherwise as expressly contemplated by the terms and conditions of this Agreement.

                  (k) No Litigation. Except as set forth in Schedule 3.1(k), as of the date hereof, there is no action, suit, arbitration, proceeding or investigation pending or, to the knowledge of Parent, threatened in writing against the Subsidiaries, and there is no outstanding Order of any Government Entity against or affecting the Subsidiaries.

                  (l) Compliance With Laws and Orders. The business of the Subsidiaries is not being conducted in violation of any Laws applicable to the Subsidiaries, except as described on Schedule 3.1(l).

                  (m) Licenses and Permits. The Subsidiaries have all licenses, permits, approvals, authorizations and consents of all Government Entities required for the conduct of the business of the Subsidiaries as presently conducted and the operation of the Subsidiary Facilities. Except as set forth in
Schedule 3.1(m), the Subsidiaries are in compliance with all such permits and licenses, approvals, authorizations and consents. Except as set forth in
Schedule 3.1(m), the transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any permits and licenses, approvals, authorizations and consents that are material and necessary for the conduct of the Business.

                  (n) Environmental Matters. Parent makes no representation or warranty in this Agreement as to any matters relating to the environment, Hazardous Substances or Environmental Laws except in this Section 3.1(n). Except as disclosed in Schedule 3.1(n) and the documents identified therein:

                       (i) All of the Subsidiaries' operations in, on or at the Subsidiary Facilities (other than the Delta Tupelo Facility) comply with applicable Environmental Laws and the Subsidiaries have all permits, licenses, registrations and other authorizations required under Environmental Laws to operate such facilities as they are currently operated;

                       (ii) To the knowledge of Parent, no Hazardous  Substances
have  been  produced,  sold,  used,  stored,  transported,   handled,  released,
discharged or disposed of by the Subsidiaries or at or from the Subsidiary Facilities (other than the Delta Tupelo Facility) by any person in a manner that violated any applicable Environmental Law; and

                       (iii) Except with regard to the Delta Tupelo Facility, the Subsidiaries have not received written notice from any Government Entity that any of the Subsidiary Facilities are in violation or allegedly in violation of, do not comply or allegedly do not comply with, or are the basis for liability or alleged liability (including off-site liabilities) under any applicable Environmental Law.

                  (o) Title to and Sufficiency of Assets; Liens. Except as disclosed in Schedule 3.1(o), the Subsidiaries own (with valid title in the case of real property) all of their respective properties and assets, including those properties and assets reflected in the Recent Balance Sheet, except for property and assets sold since the date of the Recent Balance Sheet in the ordinary course of business consistent with past practice. Except as disclosed in
Schedule 3.1(o), or as reflected in the Recent Balance Sheet, such properties and assets are held free and clear of any Liens, except (i) for Liens for Taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (ii) for Liens reflected in title records relating to real property owned by the Subsidiaries that do not materially adversely impair the present use or occupancy of the property subject thereto, (iii) for mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar Liens arising in the ordinary course of business, and (iv) for Liens that, individually or in the aggregate, do not materially detract from the value, or impair in any material manner the use, of the property or assets subject thereto. Except as set forth on Schedule 3.1(o), the assets owned or leased by the Subsidiaries constitute all of the tangible and intangible assets used primarily in the Business, and upon the Buyer's and the Purchasers' acquisition of the U.S. Intellectual Property, the Canadian Assets, the Equity

Interests and the Toolz Shares, the Buyer will be able to continue to conduct the Business after Closing in the manner in which the Business has been conducted by the Subsidiaries. Except with respect to the representations and warranties contained in this Section 3.1, Buyer is acquiring the assets of Companies and the Subsidiaries being transferred to Buyer upon the acquisition by Buyer of the Shares and the LLC Interests AS IS, WHERE IS. PARENT MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE DESIGN, CONDITION, CAPACITY, VALUE, UTILITY, PERFORMANCE OR QUALITY OF SUCH
ASSETS (INCLUDING INVENTORY), AND PARENT MAKES NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO, OR AS TO THE CONDITION OR THE ABSENCE OF ANY DEFECTS THEREIN. For the avoidance of doubt, the two preceding sentences shall not affect the determination or valuation of assets and liabilities (including reserves and accruals) included on the Final Closing Statement determined in accordance with GAAP as provided in
Section 2.2.

                  (p) Material Contracts. Schedule 3.1(p) sets forth a list as of the date hereof of each of the following types of written Contracts to which the Subsidiaries are a party (each, a "Material Contract"):

                       (i) Any collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees;

                       (ii) Any employment Contract with any officer or key employee of the Subsidiaries that has future liability in any year in excess of $200,000 or its foreign currency equivalent on the date hereof;

                       (iii) Any joint venture or partnership Contract;

                       (iv) Any Contract containing covenants that restrict the business activity of the Subsidiaries;

                       (v) Any Contract relating to the borrowing of money in excess of $1,000,000 or its foreign currency equivalent on the date hereof; or

                       (vi) Any real or personal property lease to which the Subsidiaries are subject that has future liability in any year in excess of $1,000,000 or its foreign currency equivalent on the date hereof.

Except as set forth in Schedule 3.1(p), each Material Contract is in full force and effect and is valid and enforceable by the Subsidiaries in accordance with its terms. Except as set forth in Schedule 3.1(p), the Subsidiaries are in compliance in all material respects with all material terms and requirements of each Material Contract and the Subsidiaries are not in default or breach under any Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder by the Subsidiaries.

                  (q) Employee Benefit Plans; Labor.

                       (i) Schedule 3.1(q) lists each currently in effect and material "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock option, stock appreciation right, phantom stock, restricted stock, disability, severance, or deferred compensation, retirement or benefit plan, program, agreement, arrangement or understanding (except any such plan, program, agreement, arrangement or understanding required by Law or by works custom) maintained or contributed to by the Subsidiaries or by Parent or an ERISA Affiliate for the benefit of current and former employees of the Subsidiaries (the "Subsidiary Benefit Plans"), other than Subsidiary Benefit Plans for the benefit of current or former employees located outside of North America. With respect to each of the Subsidiary Benefit Plans, complete and accurate copies of all Subsidiary Benefit Plans and all related trust agreements, insurance contracts, determination letters, annual reports for the last three years for each employee pension benefit plan, as defined in ERISA, the most recent annual report for each employee welfare benefit plan, as defined in ERISA, the most recent actuarial reports and summary plan descriptions, have been made available to the Buyer.

                       (ii) Except as set forth on Schedule 3.1(q) each Subsidiary Benefit Plan has been administered in accordance with its terms and the Subsidiary Benefit Plans are in compliance in all respects with all provisions of ERISA, the Code, or their foreign equivalents, and other Laws applicable to the Subsidiary Benefit Plans, including the data privacy requirements of the Health Insurance Portability and Accountability Act (HIPAA). Except as set forth on Schedule 3.1(q), the Internal Revenue Service has issued a currently effective favorable determination letter with respect to each Subsidiary Benefit Plan that is intended to be a "qualified plan" within the meaning of Code Section 401(a). Except as set forth on Schedule 3.1(q), with respect to each Subsidiary Benefit Plan, and with respect to each other benefit plan maintained or contributed to by an ERISA Affiliate, subject to Title IV of ERISA, ERISA Section 302 or Code Sections 412 or 4971(a), there does not exist
(A) an "accumulated funding deficiency" within the meaning of ERISA Section 302 or Code Section 412 or (B) a "reportable event" within the meaning of ERISA
Section 4043(c), excluding any such event for which a filing under ERISA Section 4043 is not required, or which may arise by reason of the transactions contemplated hereby, and no circumstances exist that could reasonably be expected to result in the imposition of any lien under Code Section 412 by reason of failure of any of the Subsidiaries or an ERISA Affiliate to make timely installments or other payments required by Code Section 412. Within the last three years, no Subsidiary Benefit Plan that is subject to Title IV of ERISA has been terminated, and none of the Subsidiaries or any ERISA Affiliate has incurred any liabilities under Section 4062, 4063 or 4064 of ERISA with respect to any Subsidiary Benefit Plan.

                       (iii) Except as set forth on Schedule 3.1(q), there are no claims (except claims for benefits payable in the ordinary course of business and proceedings with respect to qualified domestic relations orders), suits or proceedings pending, or to the knowledge of the Subsidiaries and the Parent, threatened, against or involving any Subsidiary Benefit Plan or asserting any rights or claims to benefits under any Subsidiary Benefit Plan, or asserting any claims against any administrator, fiduciary or sponsor thereof and, to the knowledge of the Subsidiaries and the Parent, there are no pending or threatened investigations by any Government Entity involving any Subsidiary Benefit Plans.

                       (iv) All contributions or premiums required to be made to or benefit liabilities arising under the terms of each Subsidiary Benefit Plan for all periods through the Closing Date have been adequately accrued against in the Audited Financial Statements.

                       (v) Except as set forth on Schedule 3.1(q), as of the date hereof, no "prohibited transactions" (within the meaning of ERISA Sections 406 or 407 or Code Section 4975) have occurred with respect to any Subsidiary Benefit Plan which have not been corrected or for which a statutory or administrative exemption does not exist.

                       (vi) Except as set forth on Schedule 3.1(q), none of the Subsidiary Benefit Plans, nor any other benefit plan maintained or contributed to at any time by an ERISA Affiliate, subject to Title IV of ERISA is or was a "multiemployer plan" as defined in ERISA Section 4001(a)(3), and during the last three years none of the Subsidiaries has withdrawn from any multiemployer plan in a complete or partial withdrawal, and no ERISA Affiliate has withdrawn from any multiemployer plan in a complete or partial withdrawal under circumstances where any withdrawal liability was not satisfied in full.

                       (vii) Except as disclosed on Schedule 3.1(q), none of the Subsidiaries are a party to any labor or collective bargaining agreement and none of the employees of the Subsidiaries are represented by a labor organization. No labor organization or group of employees of the Subsidiaries has pending a demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of Parent, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal. Except as set forth on Schedule 3.1(q), there are no pending grievances, labor arbitrations or other labor disputes relating to employees of the Subsidiaries. To the knowledge of Parent, none of the Subsidiaries have engaged in any unfair labor practices, as defined in the National Labor Relations Act, and there is no unfair labor practice charge or complaint against any of the Subsidiaries pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any similar state agency.

                       (viii) Except as set forth on Schedule 3.1(q), no employees or groups of employees of any of the Subsidiaries have engaged in any strike, picketing, labor disturbance, slowdown or work stoppage affecting the Subsidiaries during the three (3) year period preceding the date of this Agreement and to the knowledge of Parent, no such labor action has been threatened. To the knowledge of Parent, there is no union organizing effort under way, pending or threatened with respect to any of the Subsidiaries.

                       (ix) Except as set forth on Schedule 3.1(q), with respect to current or former employees or directors of the Subsidiaries, no benefits, including death or medical benefits (whether or not insured) are provided beyond retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits accrued as liabilities under any "employee pension benefit plan" as defined in Section 3(2) of ERISA, or (iii) deferred compensation benefits.

                       (x) Except as set forth on Schedule 3.1(q), the execution, delivery or performance of this Agreement or the consummation of the Closing will not (i) increase any benefits otherwise payable under any Subsidiary Benefit Plan, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay, or other payments in the nature of severance pay, unless and to the extent such events will result from actions taken by Buyer or any of its Affiliates.

                  (r) Intellectual Property Rights. Schedule 3.1(r) sets forth a complete list, as of the date hereof, of all United States and foreign patents, registered trademarks, trade names and copyrights owned by or (as indicated by asterisks on Schedule 3.1(r)) licensed to the Subsidiaries (the "Intellectual Property Rights"). The Intellectual Property Rights include all of the United States and foreign patents, registered trademarks, trade names and copyrights used in the conduct of the Business. Except as set forth in Schedule 3.1(r), (i) the Subsidiaries own or possess adequate licenses or other valid rights to use all Intellectual Property Rights and (ii) the conduct of the Business as now being conducted does not conflict with any valid patents, trademarks, trade names or copyrights or involve the misappropriation of trade secrets of others.

                  (s) Fees. Except for the fees payable to Goldman, Sachs & Co., neither Parent nor the Subsidiaries have paid or become obligated to pay any fee or commission to any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.

                  (t) Properties. Schedule 3.1(t) sets forth a complete list of all manufacturing facilities and distribution centers leased or owned by the Subsidiaries.

                  (u) Banks; Powers of Attorney. Schedule 3.1(u) sets forth (i) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Subsidiaries maintain safe deposit boxes or accounts of any nature, the number assigned to each such account and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (ii) the names of all persons to whom the Subsidiaries have granted any power of attorney, together with a description thereof.

                  (v) Conduct of the Business. Except as set forth in Schedule 3.1(v) and except as expressly contemplated by this Agreement, since the date of the Recent Balance Sheet, each of the Subsidiaries has conducted its business in the ordinary course and consistent with past practice.

                  (w) Corporate Records. The minute books of the Subsidiaries have been made available to the Buyer prior to the Closing and accurately reflect all minutes of proceedings of and material actions taken by the directors of the Subsidiaries or any committee of the Boards of Directors of the Subsidiaries and all records of meetings of and actions taken by the shareholders of the Subsidiaries.

                  (x) Internal Control Over Financial Reporting.

                       (i) Since December 31, 2003, there has been no change in the Subsidiaries' internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Subsidiaries' internal control over financial reporting.

                       (ii) The Subsidiaries have implemented a process to complete the comprehensive documentation of their internal control over financial reporting as contemplated by Section 404 of the Sarbanes-Oxley Act of 2002 (as interpreted by the rules and regulations of the Securities and Exchange Commission thereunder) by December 31, 2004.

                       (iii) To the extent that the Subsidiaries' documentation of their internal control over financial reporting results in the identification of any material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Subsidiaries' ability to record, process, summarize and report financial information, their process for the documentation of their internal control over financial reporting is sufficient to permit the Subsidiaries to take appropriate remedial action to correct such material weaknesses or significant deficiencies by December 31, 2004.

          3.2. Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Parent:

                  (a) Due Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Maryland. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

                  (b) Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally, and by general equitable principles.

                  (c) No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto nor the consummation by Buyer of the transactions contemplated hereby and thereby (a) will violate any Law or any Order of any Government Entity applicable to Buyer, except for such violations, the occurrence of which would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations hereunder, (b) except for applicable requirements of the HSR Act and any other applicable Competition Laws, will require any authorization, consent or approval by, filing with or notice to any Government Entity, except for such authorizations, consents, approvals, filings or notices, the failure of which to obtain or make would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations hereunder, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any term or provision of the charter or bylaws of Buyer or of the express terms of any Contract to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected, except for such violations, conflicts, defaults, terminations or accelerations that would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations hereunder.

                  (d) Financial Capacity. Buyer has disclosed to Parent the manner in which Buyer has or will have sufficient funds to enable it to perform its obligations under this Agreement, which disclosure is true, complete and correct, and there has not been any event, circumstance or change that would adversely impact Buyer's ability to obtain or have such funds available as of the Closing.

                  (e) Fees. Buyer has not paid or become obligated to pay any fees or commissions to any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.

          3.3. Expiration of Representations and Warranties.

     Except as expressly set forth in this Agreement, the representations and warranties of Parent and the Buyer set forth in this Agreement and in any certificate or other document delivered prior to or on the Closing Date
(including, without limitation, the certificate described in Section 6.1 duly executed by an officer of the Parent and the certificate described in Section
7.1 duly executed by an officer of the Buyer), and the right to make a claim hereunder with respect thereto, shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date which is the second anniversary of the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of Parent set forth in Section 3.1(h) as to Tax matters shall survive for the period of the applicable statute of limitations, (ii) the representations and warranties of Parent set forth in Section 3.1(q) as to employee matters shall survive until the third anniversary of the Closing Date and (iii) the representations and warranties contained in Sections 3.1(b), 3.1(d) and 3.1(e) shall survive the Closing and the consummation of the transactions contemplated thereby without limitation.

          3.4. No Other Representations or Warranties; Memorandum; Projections.

     Buyer acknowledges that the detailed representations and warranties contained herein have been negotiated at arm's length among sophisticated business entities. Except for the representations and warranties contained in
Section 3.1, Buyer acknowledges that none of Parent, the Sellers or any other person or entity, acting on behalf of Parent or the Sellers, makes or has made any other express or implied representation or warranty to Buyer as to the accuracy or completeness of any information regarding Parent, the Sellers or the Subsidiaries or the business of the Subsidiaries or any other matter. Except as expressly set forth herein, Buyer further agrees that none of Parent, the Sellers or any other person or entity will have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use, of any such information, including the Confidential Memorandum prepared by Parent and Goldman, Sachs & Co. dated March 2004 and any information, document or material made available or provided to Buyer in certain management presentations or any other form in expectation of the transactions contemplated by this Agreement.

          Without limitation, in connection with Buyer's investigation of the Subsidiaries, Buyer has received from or on behalf of Parent certain projections, including, without limitation, projected statements of operating revenues and income from operations of the Subsidiaries for the fiscal years ending December 31, 2004 through December 31, 2008 and certain business plan information for such fiscal year and succeeding fiscal years. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Buyer shall have no claim against Parent or any other person acting on behalf of Parent with respect thereto. Accordingly, none of Parent, the Sellers or any person acting on their behalf makes any representation or warranty with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions or the accuracy of the information underlying such estimates, projections and forecasts).

     4.   COVENANTS PRIOR TO CLOSING

          4.1.  Access  to  Information   Concerning   Properties  and  Records;
Confidentiality.

     Except (a) for information relating to the trade secrets of the Subsidiaries, (b) for information which, if provided, would adversely affect the ability of Parent or the Subsidiaries to assert attorney-client or attorney work product privilege or other similar privilege, (c) for information that, in the reasonable opinion of Parent's legal counsel, may result in a violation of any Law applicable to Parent or the Subsidiaries and (d) for information that Parent reasonably believes is competitively sensitive, Parent agrees to cause the Subsidiaries, during the period commencing on the date hereof and ending on the Closing Date, to furnish or cause to be furnished to Buyer and its representatives, at reasonable times and, upon reasonable notice, (i) such access (except to conduct environmental investigations, assessments or monitoring), during normal business hours, to the Subsidiary Facilities as Buyer may from time to time reasonably request with due regard to minimizing disruption of the business of the Subsidiaries; (ii) such access to the books and records of Parent and the Subsidiaries relating to the Subsidiaries as Buyer may from time to time reasonably request; and (iii) such access to financial and operating data and other information with respect to the Subsidiaries, including access to the work papers of Parent's independent auditors (with the consent of such auditors, which Parent shall use its commercially reasonable efforts to obtain), as Buyer may from time to time reasonably request. During such period, Parent shall, and shall cause the Subsidiaries to, allow Buyer and Buyer's accountants full access to the Subsidiaries' internal control over financial reporting documentation and any corrective actions or other procedures conducted with respect to their internal control over financial reporting. Parent shall, and shall cause the Subsidiaries to, comply with any reasonable recommendation made by the Buyer or its accountants with respect to (i) the documentation by the Subsidiaries of their internal control over financial reporting, and (ii) any corrective actions to be made prior to the Closing to their internal control over financial reporting; provided, however, that nothing in this Agreement shall require Parent to, or cause the Subsidiaries to, undertake or complete an assessment of the Subsidiaries' internal control over financial reporting prior to the Closing. Buyer shall be solely responsible for the costs, whether or not the Closing takes place in accordance herewith, that Parent or the Subsidiaries may incur as the result of their compliance with such recommendations of Buyer or its accountants over the costs that they would otherwise incur in complying with
Section 404 of the Sarbanes-Oxley Act of 2004. Further, during such period, upon reasonable advance notice to and with the prior consent of Parent in each instance (which consent shall not be unreasonably withheld), Buyer and its representatives shall be entitled to such access to the officers and key employees of the Subsidiaries as Buyer may reasonably request. Buyer agrees that it will treat all information obtained from Parent or the Subsidiaries or otherwise obtained in its due diligence investigation of the Subsidiaries as "Evaluation Material" under the letter agreement entered into between Buyer and Parent dated February 18, 2004 (the "Letter Agreement") and will continue to honor its obligations thereunder.

          4.2. Conduct of Business Pending the Closing.

     From the date hereof until the Closing, except as required or contemplated by this Agreement and except for any actions taken by the Subsidiaries consented to by Buyer, the Parent shall cause each of the following to occur and shall promptly notify the Buyer upon Parent's knowledge of the failure of any of the following to occur:

                  (a)  The  Subsidiaries   will  operate  the  business  of  the
Subsidiaries only in the usual, regular and ordinary manner, on a basis consistent with past practice;

                  (b) The Subsidiaries shall not adopt or amend in any material respect any Subsidiary Benefit Plan and shall not grant any increase in the compensation, salaries or wages payable to employees of the Subsidiaries, except for reasonable increases in the ordinary course of business and consistent with past practice or as a result of contractual arrangements or sales compensation plans existing on the date hereof, or as otherwise necessary to implement the provisions of Section 5.3, or as otherwise required by applicable Laws;

                  (c) The Subsidiaries shall not issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class;

                  (d) The Subsidiaries shall not sell, lease, license or otherwise transfer or dispose of any material properties or assets of the Subsidiaries, or any of the Intellectual Property Rights, except for the sale of assets in the ordinary course of business;

                  (e) The Subsidiaries shall not initiate or settle any lawsuit or claim if such lawsuit or settlement imposes a material continuing non-monetary obligation on the Business other than the recognition of the intellectual property rights of another party; and

                  (f) The Subsidiaries shall maintain in effect all insurance policies in effect on the date hereof or replace such policies with policies providing comparable coverage and issued by insurers of comparable ratings so long as such insurance policies are reasonably available on comparable terms in the insurance market generally.

          4.3. Further Actions.

     Subject to the terms and conditions hereof, Parent and Buyer shall use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to cooperate fully with each other with respect to, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable best efforts: (a) to obtain prior to the Closing Date all licenses and permits that may be required to enable the Buyer and its Affiliates, including the Subsidiaries and the Purchaser of the Canadian Assets, to operate the Business after the Closing Date in the same manner as it was operated prior to the Closing Date, (b) to obtain prior to the Closing Date all consents, approvals, authorizations, qualifications and orders of Government Entities (subject to Section 4.4) and parties to Contracts with the Subsidiaries that are necessary for the consummation of the transactions contemplated hereby and (c) to effect all necessary registrations and filings (subject to Section 4.4); provided, however, that such assistance shall not include any requirement of Parent, the Buyer or the Subsidiaries to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any other party.

          4.4. Best Efforts.

     Buyer and Parent shall each make or cause to be made, as promptly as practicable, (a) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within ten (10) business days following the date hereof) and (b) all other necessary filings with other Government Entities under other applicable Competition Laws relating to the transactions contemplated hereby, and, in each case, Buyer and Parent shall bear the costs and expenses of their respective filings; provided, however, that Buyer shall pay any filing fees in connection therewith. Buyer and Parent shall use their respective best efforts to respond at the earliest practicable date to any requests for additional information made by the Federal Trade Commission, the United States Department of Justice or any other Government Entities, to use their commercially reasonable best efforts to persuade such authorities to cause the waiting periods under the HSR Act and any other applicable Competition Laws to terminate or expire at the earliest possible date, including by advocating at each of their respective cost and expense, that the transactions contemplated hereby do not constitute a violation of the Competition Laws so as to attempt to enable the Closing to occur as soon as reasonably possible (and in any event no later than the date specified in Section 10.1(b)), all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer and Parent shall use its commercially reasonable best efforts to facilitate the expiration of any applicable waiting period under any Competition Law, to secure the termination of any investigation by any Governmental Entity under any
Competition Law, to avoid the filing of any suit or proceeding under any Competition Law by any Governmental Entity seeking to enjoin the transactions contemplated herein or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any suit or proceeding under any Competition Law that would otherwise have the effect of restraining, preventing or delaying the consummation of the transactions contemplated herein. The commercially reasonable best efforts required of a party by this Section 4.4 shall be determined by that party in its sole and absolute discretion and shall not be subject to challenge, judicial or otherwise. Each of Buyer and Parent shall promptly inform the other of any material communication from any Governmental Entity regarding any of the transactions contemplated hereby and shall permit the other to review in advance any proposed communication to any Governmental Entity. Each of Buyer and Parent shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other Government Entities, and each of Buyer and Parent shall have the right to have a representative present at any such meeting unless antitrust counsel to the party having such meetings, after consultation with antitrust counsel to the other party, recommends against the presence of the other party at such meeting.

          4.5. Notification.

                  (a) Prior to the Closing, Parent shall promptly notify Buyer (after Parent has notice thereof) and Buyer shall promptly notify Parent (after Buyer has notice thereof) and keep such other party advised as to (i) any litigation or administrative proceeding pending and known to such party or, to its actual knowledge, threatened against such party that challenges the transactions contemplated hereby and (ii) any material adverse change in the results of operations or financial condition of the Subsidiaries taken as a whole or Buyer, as the case may be.

                  (b) Prior to the Closing, Buyer shall promptly notify Parent if Buyer obtains knowledge that any representation and warranty of Parent in this Agreement and the Schedules hereto are not true and correct in all material respects, or if Buyer obtains knowledge of any material errors in, or omissions from, the Schedules to this Agreement or of any other condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder or give rise to a claim hereunder.

          4.6. Certain Equity Interest Transfers.

     Prior to the Closing, Parent shall cause (i) the redemption of all of the equity interests of Pentair Canada, Inc. owned by Delta International Machinery Corp. and (ii) the proceeds of such redemption to be distributed to Parent.

          4.7. Guarantee Releases.

     Prior to or at the Closing, Parent shall obtain and deliver to the Buyer unconditional releases of all guarantees by any of the Transferred Subsidiaries of any obligations of Parent or any of its Affiliates other than another Transferred Subsidiary.

          4.8. Indebtedness.

     Prior to or at the Closing, Parent shall repay or cause the Transferred Subsidiaries to repay all indebtedness for borrowed money, including for money borrowed from Parent or any of its Affiliates, other than a Transferred
Subsidiary, to the end that, as of the Closing, none of the Transferred Subsidiaries shall have any liabilities for indebtedness for borrowed money, including, without limitation, obligations under Capital Leases and obligations with respect to any Deferred Acquisition Price.

          4.9. Exclusivity.

     During the period from the date of this Agreement until the Closing Date or the earlier termination of this Agreement, Parent shall not, and shall cause its Affiliates and each of their officers, directors, employees, representatives and agents not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger or consolidation involving the Subsidiaries, any sale of material assets by the Subsidiaries not in the ordinary course of business, any direct or indirect sale of the capital stock of the Subsidiaries or any other business combination involving the Subsidiaries other than in preparation for any direct or indirect sale or transfer of the capital stock of the Subsidiaries in a capital markets transaction, provided that Parent may not make public disclosure of any such capital markets transaction until after this Agreement has been terminated in accordance with Article 10.

          4.10. Resignations.

     Effective upon the Closing, Parent shall cause all of its own employees, directors and attorneys and all employees, directors and attorneys of its Affiliates (other than the Subsidiaries) to resign from the boards of directors of the Transferred Subsidiaries and from all positions as officers of the Transferred Subsidiaries.

          4.11. Agreements with Affiliates.

     Except as contemplated in the Transaction Services Agreement, effective upon the Closing, all agreements between the Transferred Subsidiaries, on the one hand, and Parent or any of Parent's Affiliates (other than the Transferred Subsidiaries), on the other hand, shall be deemed to have been terminated.

     5.   ADDITIONAL COVENANTS

          5.1. Tax Matters.

                  (a) Returns and Payments.

                       (i) Parent shall pay and be responsible for, and shall be entitled to all refunds and credits of (A) all Income or Franchise Taxes with respect to any of the Subsidiaries for any Pre-Closing Period, including any liability for Taxes arising out of the inclusion of any of the Subsidiaries in any Consolidated Returns, (B) all Taxes with respect to an Affiliated Group of which the Subsidiaries were members immediately prior to the Closing Date for all taxable periods whatsoever, and (C) all Taxes imposed on any Seller with respect to gain or other income from its sale of the Equity Interests, the U.S. Intellectual Property, the Canadian Assets or the Toolz Shares hereunder, and all taxes imposed on any deferred items triggered into income by Treas. Reg. ss.1.1502-13 and any excess loss account taken into income under Treas. Reg. ss.1.1502-19 on Parent's consolidated federal income tax return for all periods through the end of the Closing Date. Parent shall be responsible for the timely preparation and filing of all Income or Franchise Tax Returns for Taxes of any Pre-Closing Period. "Pre-Closing Period" means any taxable period that ends on or before the Closing Date. "Consolidated Returns" means all Tax Returns with
respect  to  any  Affiliated  Group.   "Affiliated  Group"  means  one  or
more corporations which (A) included any of the Subsidiaries prior to the Closing Date and (B) for purposes of the Tax laws of any Governmental Entity were required to or elected to file Consolidated Returns with one or more Affiliates of Parent other than another Subsidiary. The Buyer and Parent (i) agree that the Transferred Subsidiaries shall not carry back in respect of any consolidated, combined or unitary Tax Return any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date, and (ii) that Buyer shall not allow the amendment of any Tax Returns with respect to Taxes of any of the Transferred Subsidiaries for any period ending on or prior to the Closing Date without Parent's prior written consent.

                       (ii) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns with respect to the Transferred Subsidiaries other than Tax Returns for which Parent is responsible under Section 5.1(a)(i).

                       (iii) If any of the Transferred Subsidiaries are permitted or required under applicable Tax Laws relating to Income or Franchise Taxes to treat the Closing Date as the last day of a taxable period, the Buyer and Parent shall cause such day to be treated as the last day of a taxable period and will take such actions as may be necessary to treat the Transferred Subsidiaries as if they ceased to be part of an Affiliated Group as of the close of business on the Closing Date.

                       (iv) In any case where applicable law relating to Income or Franchise Taxes does not permit or require the election or agreement described in Section 5.1(a)(iii) to be made, then, for purposes of this Agreement, a taxable year or taxable period which begins before the Closing Date and ends after the Closing Date (a "Straddle Period") shall be allocated between Parent and the Buyer using an interim-closing-of-the-books method assuming that such taxable period ended at the close of business on the Closing Date, except that (A) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per diem basis and (B) in the case of a franchise Tax not based on income, Parent shall be responsible for the amount of franchise Tax for the taxable year that would have been imposed if such Tax were determined based on the assets and liabilities of the Transferred Subsidiaries as of the Closing, or the amount of franchise Tax for the taxable year based on the number of shares of stock outstanding as of the Closing, whichever amount is applicable, in each case multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year to the Closing Date and the denominator of which shall be the number of days in the taxable year. Upon prior timely written notice, Parent shall pay any amounts owed to Buyer pursuant to this
Section 5.1(a)(iv) within ten (10) days of such written notice or ten (10) days prior to the date on which Buyer is required to cause to be paid the related Income or Franchise Tax liability, whichever is later. The Buyer shall be responsible for the timely preparation and filing of all Tax Returns and the payment of all Income or Franchise Taxes due, if any, of the Transferred Subsidiaries for any such period except that Parent shall be responsible for the payment of all estimated Income or Franchise Taxes due from any of the Subsidiaries relating to periods ending on or before the Closing Date and the preparation and filing of all returns, notices, reports or other documents required to be filed with such estimated Income or Franchise Taxes and Parent shall provide copies thereof to Buyer. The Income and Franchise Tax Returns shall be prepared on a basis consistent with the last previous such return of the Transferred Subsidiaries (as applicable) and the Buyer shall consult Parent concerning each such Tax Return and report all items with respect to the portion of the period ending on the Closing Date in accordance with the instructions of Parent. The Buyer shall cause the Transferred Subsidiaries to provide Parent with a copy of each proposed Tax Return and such additional information regarding such Tax Return as may be reasonably requested by Parent at least 30 days prior to the filing of such Tax Return, except that in the case of a Tax Return related to a monthly taxable period, the copy shall be provided to Parent at least 10 days prior to the filing of such Tax Return. Within ten
(10) days of the Buyer providing Parent with a copy of any such Tax Return and a copy of Buyer's detailed calculation of the Income or Franchise Taxes attributable to the period prior to the Closing Date determined in accordance with the first sentence of this Section 5.1(a)(iv), Parent shall pay to the Buyer the Income or Franchise Taxes attributable to such period by wire transfer of immediately available funds to the account designated by the Buyer.

                       (v) Parent will prepare and deliver to the Buyers at least sixty days prior to the due date thereof (taking into account any applicable extensions) a pro forma Income or Franchise Tax return for the period from January 1st of the year in which the Closing occurs through the Closing Date, for each taxing jurisdiction for which the Subsidiaries must file a full calendar year return. Any difference between the Income or Franchise Tax liability as reflected on the pro forma Tax return and the estimated Tax payments previously remitted by Parent shall be paid to the Buyer if such pro forma Tax liability exceeds the estimated Tax payments. Any difference between the Tax liability as reflected on the pro forma Tax return and estimated Income or Franchise Tax payments previously remitted by Parent shall be paid to Parent if such pro forma Tax liability is less than the estimated Tax payments.

                       (vi) In  preparing  the Tax  Returns  referenced  in this
Section 5.1(a), neither party shall make or cause to be made any material Tax election or change any material income Tax accounting method or period without giving prior written notice to and receiving prior written consent of the other party (which consent shall not be unreasonably withheld or delayed); provided, however, such prior written consent shall not be required if and to the extent such change or election (A) is required by Law and no other reasonable method exists to comply with such Law or (B) will not materially increase the amount of Taxes that would be owing for periods covered by a Tax Return for which the other party has filing responsibility or for which the other party is allocated Taxes hereunder.

                  (b) Tax Audits. Buyer shall promptly notify Parent in writing upon receipt by Buyer or any Affiliate of Buyer (including the Transferred Subsidiaries) of notice of any pending or threatened Income or Franchise Tax audits, examination or assessments ("Tax Audit") that may affect the Income or Franchise Tax liabilities of the Subsidiaries for any Pre-Closing Period. Parent shall have the right, at its own expense, to control any Tax Audit, to initiate any claim for refund, to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Tax liabilities of the Subsidiaries for any Pre Closing Period. Parent shall not settle any Tax Audit to the extent that it relates to the Transferred Subsidiaries in a manner which would materially adversely affect them after the Closing Date without the prior written consent of Buyer, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by Buyer pursuant to this Section 5.1(b), Buyer may continue any current proceeding or initiate any further proceedings at its own expense, provided that any liability of Parent with respect to such Tax

Audit, shall not exceed the liability that would have resulted had Buyer not withheld its consent. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Income or Franchise Taxes with respect to the Transferred Subsidiaries; provided that, with respect to any state, local or foreign Taxes for any Straddle Period, the Buyer shall consult with Parent with respect to the resolution of any issue that would affect Parent, and not settle any such issue, or file any amended Tax Return relating to such issue, without the prior written consent of Parent, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by Parent pursuant to this Section 5.1(b), Parent may continue any current proceeding or initiate any further proceedings at its own expense, provided that any liability of Buyer with respect to such Tax Audit, shall not exceed the liability that would have resulted had Parent not withheld its consent.

                  (c) Cooperation. Buyer, Parent and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include but not be limited to: (i) furnishing prior years' Tax Returns together with accompanying schedules, (ii) provision of schedules, and related documentation necessary to complete all Tax returns for Pre-Closing Periods, (iii) provision of powers of attorney for the purpose of signing Tax Returns and defending Tax Audits; and
(iv) promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable Taxing Authority that relate to the Subsidiaries. The parties and their respective Affiliates shall make their respective employees and facilities available to the other party on a mutually convenient basis to explain any documents or information provided hereunder. The Buyer shall prepare and provide to Parent a package of Tax information materials, including, without limitation, schedules, work papers and a limited power of attorney (the "Tax Package") requested by Parent to enable Parent to prepare and file (or merely prepare) all tax returns required to be prepared and filed (or merely prepared) by Parent for periods prior to and including the Closing Date. Parent shall provide the request for the Tax Package within ninety (90) days of the Closing Date and the completed Tax Package shall be delivered to parent within ninety (90) days of such request.

                  (d) Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Transferred Subsidiaries shall be terminated prior to the Closing Date and, after the Closing Date, none of the Transferred Subsidiaries shall be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                  (e) Section 338(h)(10) Election. Parent and the Buyer shall join, and shall cause each of their Affiliates to join, in making an election under Section 338(h)(10) of the Code and any corresponding elections under state or local tax laws, with respect to the Purchaser's purchase of the Equity
Interests in all of the Transferred Subsidiaries that are eligible U.S. entities, other than DeVilbiss, for federal income tax purposes. Subject to the allocations determined under Section 2.3, Parent and Buyer shall cause each of the Sellers and the Purchasers to cooperate fully with each other in the making of such Section 338(h)(10) Election on Form 8023 and in the timely filing of executed copies of Forms 8023 and 8883, the required schedules thereto and any similar state or local forms with the proper Taxing Authorities. Parent and the Buyer shall report, and shall cause their Affiliates to report, the transactions contemplated by this Agreement in a manner consistent with the making of such Section 338(h)(10) election.

                  Within 120 days after the Closing Date, but not later than thirty days prior to the filing due date, the Buyer shall prepare and deliver to Parent a draft of Forms 8023 and 8883 and Buyer shall in good faith consider any comments made by Parent in preparing final drafts of such Forms.

                  (f) Section 338(g) Election. Buyer may make or cause to be made, with prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, a Code Section 338(g) election (the "Section 338(g) Election") with respect to the sale and purchase of the Foreign Subsidiaries. Buyer shall pay all Taxes which result by reason of any such
Section 338(g) Election.

                  (g) Buyer's Taxes. Buyer shall pay, or cause to be paid, and Buyer and the Subsidiaries shall jointly and severally indemnify Parent and its Affiliates against and hold them harmless from any Liability for Taxes (which shall include, but not be limited to, the utilization of any net operating loss or capital loss or the utilization of any tax credits or other Tax attributes) arising from any action by Buyer or its Affiliates (including the Subsidiaries) from and after the Closing, including, without limitation, any events or transactions referenced in Treasury Regulation Section 1.1502-76(b)(ii), any sale or other disposition of assets of or by the Subsidiaries after the Closing or any Section 338(g) Election made by Buyer with respect to the transactions contemplated by this Agreement without the prior written consent of Parent ("Buyer's Taxes").

          5.2. [Intentionally Omitted]

          5.3. Employee Matters.

                  (a) General.

                       (i) On the Closing Date, all of the Active Employees of Pentair Canada, Inc. primarily involved in the Business shall be transferred to the Purchaser of the Canadian Assets and the employment of such Active Employees shall be considered continuous under applicable Law. Except as otherwise provided herein with respect to specific plans, programs or arrangements, for the six-month period immediately following the Closing, Buyer shall, or shall cause the Transferred Subsidiaries and the Purchaser of the Canadian Assets to, provide benefit plans, programs and arrangements that are reasonably comparable in the aggregate to the Subsidiary Benefit Plans, other than the Excluded Plans and other than any Subsidiary Benefit Plan or portion thereof pursuant to which benefits are provided in the form of Parent stock, rights to such stock, or payments or other benefits directly derived from or directly based upon the value of such stock.

                       (ii) Retention, Severance and Other Agreements. Parent shall reimburse Buyer, within five (5) business days of receipt of written notice from Buyer, for all obligations under the retention agreements of Parent set forth on Schedule 5.3(a), and all other obligations to pay severance benefits, if any are due, to any Former Employee. Except as otherwise provided herein, from and after the Closing, Buyer shall or shall cause the Transferred Subsidiaries to honor in accordance with their terms all existing individual employment, severance, bonus, consulting or other individual compensation agreements or contracts between any Transferred Subsidiary and any Active Employee in accordance with their terms.

                       (iii) Service Credit. Without limiting any other covenant herein, and except as provided under Section 5.3(b)(ii) with respect to Active Employees participating in the DeVilbiss Cash Balance Plan, all service credited to Active Employees participating in the Parent Pension Plan through the Closing Date and all service credited to Active Employees of Pentair Canada, Inc. primarily involved in the Business through the Closing Date shall be recognized by Buyer, the Transferred Subsidiaries and the Purchaser of the Canadian Assets for purposes of eligibility, participation, vesting and benefit accrual without application of any preexisting condition or similar exclusion that did not apply to such employees immediately prior to the Closing Date.

                  (b) Parent Pension Plan.

                       (i) General. Parent maintains a defined benefit pension plan that covers its eligible employees and the eligible employees of its Affiliates including certain of the Subsidiaries (the "Parent Pension Plan"). The Parent Pension Plan has two separate benefit formulas that apply to different current employees of the Subsidiaries: (A) a cash balance formula that in general covers eligible employees of DeVilbiss; and (B) a final average pay benefit formula that in general covers eligible employees of Porter-Cable and Pentair Tool & Equipment Sales Co. As of the Closing Date, as applicable, the Transferred Subsidiaries shall cease to be participating employers under the Parent Pension Plan and Parent shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation.

                       (ii) Cash Balance and Related Benefits.

                       (A) Upon the Closing Date, Parent shall cause the benefits accrued through such Closing Date by all Active Employees of DeVilbiss who are participants in the cash balance formula under the Parent Pension Plan (the "DeVilbiss Cash Balance Plan") to become fully vested. Subsequently, upon qualification of any such participant to receive retirement benefits from the Parent Pension Plan, Parent shall cause the appropriate fiduciary to pay such retirement benefits pursuant to the terms of the DeVilbiss Cash Balance Plan. Neither the Buyer nor any Affiliate of the Buyer (including any of the Subsidiaries) or any of their plans shall have any responsibility for any benefits or other obligations under or attributable to the DeVilbiss Cash Balance Plan.

                       (B) The Buyer agrees to enroll the Active Employees of the Subsidiaries who are participants as of the Closing Date in the DeVilbiss Cash Balance Plan in a defined benefit pension plan, which shall be tax-qualified under Code Section 401(a), maintained by the Buyer or an Affiliate of the Buyer ("Buyer Pension Plan"); and Buyer agrees that such employees' service with the Subsidiaries or any of their ERISA Affiliates prior to the Closing Date shall be recognized under the Buyer Pension Plan for eligibility and vesting purposes, but not for benefit accrual purposes.

                       (iii) Traditional Plan.

                       (A) As soon as practicable after the Closing Date and after complete compilation and transmittal by the Transferred Subsidiaries of relevant information to determine the amount to be transferred with respect to the liabilities described in this Section 5.3(b)(iii)(A), Parent shall cause the transfer from the Parent Pension Plan to the Buyer Pension Plan of assets (in accordance with paragraphs (B) and (C) below) and liabilities which are attributable to the Active Employees who are participants as of the Closing Date in the Parent Pension Plan, other than those Active Employees who are participants in the DeVilbiss Cash Balance Plan.

                       (B) The amount of assets to be transferred from the Parent Pension Plan shall be equal to the amount determined as of the Closing Date pursuant to Code Section 414(1), using the actuarial assumptions used by the Pension Benefit Guaranty Corporation pursuant to Section 1.414(1)-(b)(5)(ii) of the Treasury Regulations which is attributable to the Active Employees, other than the Active Employees who are participants in the DeVilbiss Cash Balance Plan, who are participants as of the Closing Date in the Parent Pension Plan (the "Transfer Amount"). The above described calculation of the amount to be transferred from the Parent Pension Plan to the Buyer Pension Plan shall be made by the Parent's actuary. The Buyer's actuary may comment with respect to the calculation of the amount to be so transferred, and any such comments shall, in good faith, be taken into account by Parent's actuary. Within a reasonable period of time before the transfer, Parent's actuary shall provide such other information as may be reasonably necessary to permit Buyer's actuary to comment with respect to the calculation of such amount.

                       (C) All assets transferred under this Section 5.3(b)(iii) shall consist of cash and marketable and other liquid securities (other than Parent stock or other securities). The transfer contemplated herein shall comply with all requirements of Code Sections 414(l) and 401(a)(12). Pending completion of the transfers contemplated by this Section 5.3(b)(iii), any benefits that are payable to Active Employees under the Parent Pension Plan shall be paid out of such plan. Interest shall be paid on the Transfer Amount for the period from the Closing Date to the date of transfer at the rate of 5.0%, and the transfer amount shall be adjusted to reflect benefit payments and expenses paid after the Closing Date by the Parent Pension Plan which are related to the obligations being transferred to the Buyer Pension Plan. Pending the completion of such transfers, Parent will cooperate with the Buyer with respect to plan administration, disbursement of benefits and other pertinent information.

                       (D) The Buyer agrees to enroll the Active Employees described in paragraph (B) immediately preceding who are participants in the Buyer Pension Plan, and the Buyer Pension Plan shall be liable for benefits with respect to such Active Employees accrued under the Parent Pension Plan prior to the Closing Date, including any early retirement benefits and ancillary benefits related to their accrued benefits under the Parent Pension Plan as of the Closing Date, to the extent of the liabilities transferred in accordance with this Section 5.3(b)(iii). The Buyer agrees that neither Parent nor the Parent Pension Plan shall have any further responsibility for any benefits or other obligations with respect to the liabilities so transferred.

                  (c) Porter-Cable Hourly Plan. Porter-Cable maintains the Retirement Plan for Hourly-Rated Employees of Porter-Cable (the "Porter-Cable Hourly Plan") for hourly-rated employees and former employees and their beneficiaries. As of and following the Closing Date, Porter-Cable shall retain responsibility for the Porter-Cable Hourly Plan, including the funding and administration thereof; provided, however, as soon as reasonably possible after the Closing, Buyer shall designate or establish a separate qualified funding vehicle to hold the assets of the Porter-Cable Hourly Plan. Subject to Parent's verification of such funding vehicle and receipt from Buyer of Buyer's commitment that it will take or cause to be taken all steps as are reasonably necessary to ensure that such funding arrangement is tax exempt under Code
Section 501(a), Parent shall cause the trustee of the Master Trust which holds the assets of the Porter-Cable Hourly Plan to transfer the assets of such trust allocable to the Porter-Cable Hourly Plan to the trustee or other appropriate fiduciary or custodian of the funding vehicle so established. Subject to ERISA and other applicable Law, the assets so transferred shall consist of cash, marketable and other liquid securities (other than Parent stock or other securities). Pending such transfer, Porter-Cable shall continue to process benefit applications and the like under the Porter-Cable Hourly Plan consistent with past practice, except as otherwise required by Law, and shall be solely responsible for such processing, and the applicable fiduciary under the Master Trust shall pay such benefits as so processed. Buyer agrees that from and after the transfer date, neither Parent nor any Affiliate of Parent or any of their plans shall have any responsibility for any benefits or other obligations accrued under the Porter-Cable Hourly Plan, whether accrued before or after the Closing.

                  (d) Delta Tupelo Hourly Plan. Delta International Machinery Corp. sponsors the Delta Tupelo Hourly-Rated Employees Pension Plan (the "Delta Tupelo Hourly Plan") for bargaining employees and former employees of Delta Tupelo and their beneficiaries. On or prior to the Closing Parent shall, or shall cause Delta International Machinery Corp. to, transfer sponsorship of the Delta Tupelo Hourly Plan to Parent or an Affiliate of Parent, other than a Subsidiary. Parent agrees that neither Buyer nor any of its Affiliates, including the Subsidiaries, shall have any liability or responsibility for any benefits or other obligations accrued under the Delta Tupelo Hourly Plan, whether accrued before or after the Closing.

                  (e) 401(k) Plan.

                       (i) As of the Closing Date, the Subsidiaries shall cease to be participating employers under the Pentair, Inc. Retirement Savings and Stock Incentive Plan (the "Parent 401(k) Plan") and Parent shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation. Notwithstanding such cessation, however, the Subsidiaries shall timely transmit to the trustee of the Parent 401(k) Plan and properly account for, in accordance with the customary procedures, amounts withheld from Active Employees' salary, wages, or other covered compensation, for deposit with such trustee.

                       (ii) As soon as administratively practicable after the Closing Date, Buyer shall, enroll the active employees of the Subsidiaries who, as of the Closing Date, are participants, (or are otherwise eligible to participate in the Parent 401(k) Plan) in a profit-sharing plan maintained by the Buyer that is qualified under Code Section 401(a) and that includes a cash or deferred arrangement which qualifies under Code Section 401(k) and the opportunity to receive a matching contribution (the "Buyer 401(k) Plan").

                       (iii) The Buyer 401(k) Plan shall be tax-qualified under Code Section 401(a), and shall provide Active Employees with credit for service completed (A) with Parent and its ERISA Affiliates (including the Subsidiaries for periods ending with the Closing Date) and their respective predecessors for periods prior to the Closing Date and (B) with Buyer and its ERISA Affiliates for periods after the Closing Date) for purposes of vesting, benefit accrual and eligibility to participate under the Buyer 401(k) Plan.

                       (iv) As soon as administratively practicable after the Closing Date, and after complete compilation and transmittal by the Subsidiaries of relevant information to determine the amount to be transferred for Active Employees who are participants under Parent 401(k) Plan (and any person deriving benefits through such a participant including, without limitation, an Alternate Payee), Parent shall cause the transfer of (A) the account balances of the Active Employees and (B) assets having a value equal to said account balances (the "401(k) Plan Transfer") to the Buyer 401(k) Plan. Such transfer shall include a contribution for Active Employees to be made by Parent prior to said transfer in an amount equal to the sum of (x) Employer Matching Contributions attributable to the Participant Before-Tax Matched Deposits (as such terms are defined in the Parent 401(k) Plan) for the Active Employees for the period from January 1st of the year in which the Closing occurs through the Closing Date, plus (y) an Employer Discretionary Contribution (as such term is defined in the Parent 401(k) Plan) for the period from January 1st of the year in which the Closing occurs through the Closing Date. The amount of both of said contributions shall be determined in accordance with the relevant provisions of Parent 401(k) Plan. The transfer from the Parent 401(k) Plan shall be in the form of cash, marketable and other liquid securities (other than Parent stock or other securities). Outstanding participant loans shall, subject to the approval of the appropriate fiduciary of the Buyer 401(k) Plan, be transferred "in kind." Parent shall cause all of such employees to become fully vested in the assets transferred to the Buyer 401(k) Plan pursuant to this Section 5.3(e). The Buyer shall, prior to the Closing, notify Parent in writing of the identity of the Buyer 401(k) Plan and thereafter shall cause the Buyer 401(k) Plan to accept the transfers referred to above. The Buyer shall assume all responsibility for the management and administration of the account balances of the Active Employees of the Subsidiaries to the extent of the assets transferred to the Buyer 401(k) Plan from the Parent 401(k) Plan. Neither the Buyer nor any of its Affiliates shall assume any obligations or liabilities under or attributable to the Parent 401(k) Plan. Prior to the transfer of assets contemplated by this Section 5.3(e), Buyer or its applicable Affiliate, if consented to by the affected employee, shall withhold from such employee's pay loan repayments relating to any outstanding loans to such employee under the Parent 401(k) Plan, and shall promptly forward such withholding to the Parent 401(k) Plan and, subject to approval of the appropriate fiduciary, the Parent 401(k) Plan shall accept and properly credit such repayment to said participant's loan.

                       (v) Pending the 401(k) Plan Transfer, and except as otherwise required to effect such transfer, Active Employees (and any person deriving benefits through such an employee including, without limitation, an Alternate Payee) may continue to exercise such rights as are otherwise available to inactive participants under the Parent 401(k) Plan with respect to their account balances; provided, however, such an Active Employee shall not be considered to have severed or otherwise terminated employment for purposes of entitlement to request a distribution under Parent 401(k) Plan so long as such individual is employed by a Subsidiary, Buyer or any ERISA Affiliate of Buyer. Buyer shall, or shall cause the Subsidiaries to, cooperate with Parent with respect to any reasonable request made by Parent or the trustee of the Parent 401(k) Plan to effectuate any such administrative procedures pending such plan transfer, including such procedures as may be appropriate for the processing of repayments with respect to participant loans.

                       (vi) After the 401(k) Plan Transfer, none of Parent, the Parent 401(k) Plan, any fiduciary of the Parent 401(k) Plan or any of their agents or assigns shall have any responsibility or obligation to pay or otherwise provide to the Active Employees whose account balances were included in the 401(k) Plan Transfer (and any person deriving benefits through such employee including, without limitation, an Alternate Payee) any benefits accrued or provided for under the Parent 401(k) Plan to the extent of the assets so transferred. To the extent relevant contributions made by the Active Employees whose account balances were transferred to the Buyer 401(k) Plan as provided herein must be taken into account by the Parent 401(k) Plan in applying applicable discrimination tests under the code for the prior year which includes the Closing Date, Parent may direct that any return, refund or forfeiture necessary to satisfy such test may be taken before, and be reflected in the amount of, the 401(k) Plan Transfer. If such return, refund or forfeiture is to be made after the 401(k) Plan Transfer, Buyer shall cause the Buyer 401(k) Plan to take such steps as are reasonably requested by Parent to effectuate such action.

                       (vii) ESOP.

                       (A) As of the Closing Date, the Subsidiaries shall cease to be participating employers under the Parent Employee Stock Ownership Plan (the "ESOP") and Parent shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation.

                       (B) As soon as reasonably possible after the Closing Date, Active Employees with account balances under the ESOP shall be entitled to request a lump sum distribution of such account balances and, if requested by such an individual, the Buyer 401(k) Plan, or such other tax-qualified defined contribution plan as may be designated or established by Buyer (the "Buyer Rollover Plan") shall accept a direct transfer pursuant to Code Section 401(a)(31) or a participant rollover of such account balances; provided, however, (A) no such distribution or transfer shall be made solely by reason of the sale of the shares to the extent such a distribution or transfer may adversely affect the qualified status of the ESOP or the Buyer Rollover Plan,
(B) any such distribution or transfer shall be subject to the otherwise applicable benefit payment rules and procedures under the ESOP and (C) in no event shall the Buyer Rollover Plan be obligated to accept a direct transfer or rollover unless made in cash or a cash equivalent. Pending such a distribution or transfer or, in the event such a distribution or transfer is not made and except as otherwise required under the Code or ERISA, Active Employees shall be entitled to retain or receive their benefits under the ESOP subject to such rules, procedures and limitations which apply to them or which otherwise apply to terminated vested participants under the ESOP.

                  (f) Other Retirement Plan Arrangements.

                       (i) As of the Closing Date, the Transferred Subsidiaries shall cease to be participating employers under the Excluded Plans, and Parent shall take, or cause to be taken, all such actions as may be necessary to effectuate such cessation of participation.

                       (ii) As soon as administratively practicable following the Closing Date, Parent shall transfer, or shall cause to be transferred, to a trust or other account arrangement established or designated by Buyer to hold the assets so transferred, which may be a general asset account of the Buyer or an Affiliate, (the "Buyer NQ Funding Arrangement"), the entire value of each Active Employee's (and any person deriving benefits through them) account under the Pentair Non-Qualified Deferred Compensation Plan (the "Parent NQ 401(k) Plan"), except as to any Active Employee who thirty (30) days prior to the transfer date has terminated all employment (and by then not returned to such employment) with Buyer and any of its ERISA Affiliates, including the Transferred Subsidiaries (the "NQ 401(k) Plan Transfer"). With respect to Active Employees whose accounts are part of such plan transfer, subject to applicable Law, the transfer shall consist of cash, marketable and other liquid securities (other than Parent stock or other securities), or, as agreed to by the appropriate fiduciary under the Parent NQ 401(k) Plan and Buyer or its designee. The Buyer NQ Funding Arrangement shall provide to such Active Employees the opportunity to earn a reasonable rate of return on the assets transferred.

                       (iii) Pending the NQ 401(k) Plan Transfer, and except as otherwise required to effect such transfer, Active Employees (and any person deriving benefits through them) may continue to exercise such rights as are otherwise available to them under the Parent NQ 401(k) Plan, with respect to their account balances thereunder; provided, however, an Active Employee shall not be considered to have severed or otherwise terminated employment for purposes of entitlement to request a distribution under the Parent NQ 401(k) Plan as long as such individual is employed by a Subsidiary, Buyer or any ERISA Affiliate of Buyer. Buyer shall or shall cause the Transferred Subsidiaries to cooperate with Parent with respect to any request made by Parent or the trustee of the Parent NQ 401(k) Plan to effectuate any such administrative procedures pending such plan transfer, including such procedures as may be appropriate for the processing of repayments with respect to participant loans.

                       (iv) None of Parent, the Parent NQ 401(k) Plan or any fiduciary of the Parent NQ 401(k) Plan shall have any liability or obligation to pay or otherwise provide to the Active Employees whose account balances were included in the NQ 401(k) Plan Transfer (and any person deriving benefits through them) to the extent of the assets so transferred, and Buyer shall assume full liability for such benefits.

                       (v) Parent shall assume the obligation of the Subsidiaries, to provide benefits under the Parent NQ 401(k) Plan to any Former Employee (and any person deriving benefits through them), and any assets held to pay such benefits shall be retained by the grantor trust related to the Parent NQ 401(k) Plan. After the Closing Date, none of Buyer or the Transferred Subsidiaries shall have any liability or obligation to pay or otherwise provide any benefits accrued or provided for under the Parent Supplemental Executive Retirement Plan or the Parent Restoration Plan and Parent shall assume full responsibility and liability for such benefits.

                  (g) Health and Welfare Benefit Plans.

                       (i) Termination of Coverage. Effective on the Closing Date, Parent will cause the cessation of coverage under all insurance policies, contracts, programs or similar arrangements through which Parent has provided health or welfare benefits to or on behalf of Active Employees, or directors of the Subsidiaries (each such policy, contract, program or similar arrangement a "Parent Sponsored Benefit Plan").

                       (ii) With respect to any Active Employees or Former Employees of the Subsidiaries, and any beneficiaries or dependents thereof, the Parent shall retain (i) all liabilities and obligations arising under any life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported) on or prior to the Closing Date, under a Parent Sponsored Benefit Plan, and (ii) all liabilities and obligations arising under any worker's compensation laws to the extent such liability or obligation relates to claims incurred on or prior to the Closing Date provided that, in the case of Active Employees, the claims therefore are made prior to the earlier of
(A) ninety (90) days after the Closing or (B) the date on which the closure of the facility at which the claiming employee works is announced. Parent shall retain responsibility for providing health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or Former Employee of the Subsidiaries eligible therefore who retires or has retired on or before the Closing Date subject to the terms and conditions of the Parent Sponsored Benefit Plans under which said retiree benefits are provided. Buyer shall be responsible for providing any post-retirement medical, life or similar benefits to Active
Employees as of the Closing if and only to the extent Buyer, in its sole discretion, agrees to provide such post-retirement benefits. Buyer shall not be obligated by this Agreement to provide post-retirement, health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums), or any particular level of such benefits, to Active Employees of the Transferred Subsidiaries as of the Closing Date.

                       (iii) Parent Flexible Benefit Plan. After the Closing Date, Buyer shall, or shall cause the Subsidiaries to, make available a cafeteria plan within the meaning of Code Section 125 and under such plan, shall honor claims thereafter made or outstanding claims that have not yet then been reimbursed but which have been made by Active Employees who were, prior to Closing, participants in Parent's Flexible Benefit Plan with respect to deferrals made by such participants during such portion of the plan year which had elapsed prior to the Closing Date. As soon as reasonably practicable after the Closing Date, Parent shall transfer to Buyer all amounts Parent has received in respect of such deferrals, net of any amounts previously paid by Parent to said participants as reimbursement for eligible medical and dependent care expenses incurred during said plan year, together with such books and records of Parent as are specific to the eligible Active Employees and necessary to permit Buyer to administer such plan. Buyer agrees that from and after the transfer date, neither Parent nor Parent's Flexible Benefit Plan shall have any responsibility for any benefits or other obligations with respect to the amounts so transferred.

                       (iv) WARN Act. Parent shall be responsible for all obligations or liabilities under the WARN Act, under any other Laws which may provide to employees protections similar to the WARN Act or under any Contracts, which may arise from actions taken before the Closing Date including the Delta Tupelo Closure. Buyer shall be responsible for all other obligations or liabilities under the WARN Act, or under any other Laws which provide to employees protections similar to the WARN Act, resulting from actions taken by Buyer or the Transferred Subsidiaries on or after the Closing Date, including the relocation of any U.S. operations from their current location.

                  (h) Cooperation. With respect to such actions as may be necessary to effectuate the provisions of this Section 5.3, but only to the extent otherwise consistent with each party's duties and responsibilities with respect to employee benefit plans under applicable Law, Parent and Buyer shall, and Buyer shall cause the Transferred Subsidiaries to, reasonably cooperate with each other with respect to such matters, including but not limited to (i) sharing notices or other information related to employee benefit plans to be filed or provided to Government Entities pursuant to the Code or ERISA with respect to the sale of the Equity Interests and the transactions described in this Section 5.3, including without limitation any notice required under ERISA
Section 4043, (ii) gathering information necessary for each party to file annual reports with the Internal Revenue Service or such other governmental filing as may be required with respect to employee benefit plans for reporting periods ending in or with the plan year which includes the Closing Date, (iii) properly effectuating any blackout notice and procedures required pursuant to 29 CFR ss.2520.101-3(b) in connection with the applicable plan asset transfers hereunder and (iv) providing access to files and records as needed to permit each party to fulfill their obligations under, or otherwise implement the relevant provisions of, this Agreement.

                  (i) Transition Services.

                       (i) From and after the Closing until the later of June 30, 2005 or six months after the Closing, Buyer shall cause the Subsidiaries to, subject to the terms and conditions of this Section 5.3(i), provide Parent such administrative and advisory services with respect to the Subsidiary Benefit Plans retained by Parent as Parent reasonably requests (the "Benefit Plan Services"). Upon prior written notice, Parent may, at its option, direct Buyer and/or the Subsidiaries to no longer provide all or any of such Benefit Plan Services.

                       (ii) Buyer shall cause the Subsidiaries to make available to Parent such personnel as are reasonably required to perform the Benefit Plan Services at no cost to Parent; provided, however, that Parent shall reimburse Buyer for Buyer's or the Subsidiaries' actual, documented out-of-pocket expenses with respect to such Benefit Plan Services within thirty (30) days of receipt of an invoice for such expenses.

                       (iii) Buyer shall, and shall cause the Subsidiaries to, cooperate with and provide assistance to Parent consistent with the terms and conditions hereof to enable (A) the full performance of all obligations hereunder and (B) the review of books and records of the Subsidiaries as they relate to the provision of Benefit Plan Services; such cooperation and assistance to include without limitation providing Parent, its representatives and its agents with reasonable access, during normal business hours and upon reasonable advance notice, to their employees, representatives and agents and their books, records and offices relating to the Benefit Plan Services provided under this Section 5.3(i).

          5.4. Post-Closing Access to Information.

     For a period of seven (7) years following the Closing Date, or, with respect to records relating to Tax liabilities of the Subsidiaries, if shorter, until the expiration of any applicable statute of limitations for assessment or refund of Taxes of assessments thereof, each party hereto shall provide, and shall cause its appropriate personnel to provide, when reasonably requested to do so by another party hereto, access to all tax, financial, accounting and personnel records of or relating to the Subsidiaries and the right to make copies or extracts therefrom at its expense. No party shall, nor shall it permit its Affiliates to, intentionally dispose of, alter or destroy any such books, records and other data without giving thirty (30) days' prior written notice to the other parties and permitting the other parties hereto, at their expense, to examine, duplicate or repossess such records, files, documents and correspondence. Notwithstanding the provisions of this Section 5.4, while the existence of an adversarial proceeding between the parties will not abrogate or suspend the provisions of this Section 5.4 as to such records or other information directly pertinent to such dispute, the parties may not utilize this
Section 5.4 but rather, absent agreement, must utilize the rules of discovery.

          5.5. Further Assurances.

     From and after the Closing, the parties agree to execute and deliver, or to cause to be executed and delivered, all further documents and instruments and to take all further action as shall be reasonably necessary or appropriate to confirm or carry out the provisions and intent of this Agreement.

          5.6. Corporate Name and Logo.

     Buyer acknowledges that Parent and its Affiliates have the absolute and exclusive proprietary right to all names, trade names, trade marks, service names and service marks incorporating "Pentair" and Parent's corporate logo or any derivation thereof and any corporate symbols or logos related thereto. Buyer agrees that it will not, and will cause the Transferred Subsidiaries not to, use the name "Pentair" or Parent's corporate logo or any symbol or logo incorporating such name in connection with the sale of any products or services or otherwise in the conduct of their businesses. As soon as possible following the Closing, Buyer shall cause each Transferred Subsidiary with a name including the word "Pentair" to file with an appropriate Government Entity an amendment to such Transferred Subsidiary's charter or other organizational documents eliminating the word "Pentair" from such Subsidiary's name. Notwithstanding the foregoing, for a reasonable period of time following the Closing Date not to exceed one (1) year, the Buyer and its Affiliates, including the Transferred Subsidiaries, shall be permitted to use, sell and distribute any products, packaging, promotional and advertising materials, letterhead, stationary, business cards and other personal property that bears the name and/or the corporate logo of Parent to the extent that such items (i) are owned by the Subsidiaries as of the Closing Date, or (ii) were used by the Subsidiaries prior to the Closing Date and cannot be ordered or acquired by the Subsidiaries without such name or logo without unreasonable cost or delay. As soon as possible following the Closing, Parent shall cause each of its Affiliates, including Porter-Cable de Mexico S.A. de C.V. if it is not dissolved prior to the Closing Date, with a name that includes a trademark or a trade name associated with the Business to file with an appropriate Government Entity an amendment to such Affiliate's charter or other organizational documents eliminating such word or words from such Affiliate's name.

          5.7. No Competition.

                  (a) During the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, Parent will not, and will cause its Affiliates not to, directly or indirectly, conduct or engage in the Business (a "Competitive Business"). Notwithstanding the foregoing, nothing in this Agreement shall prohibit Parent or any of its Affiliates from (a) owning securities of corporations engaged in a Competitive Business that are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed five percent (5%) of the outstanding shares of any such corporation or (b) acquiring any corporation or other entity partially engaged in a Competitive Business; provided that such activities do not exceed ten percent (10%) of the revenues or net equity of the acquired corporation or other entity and that Parent shall use reasonable efforts to divest the Competitive Business as soon as practicable.

                  (b) During the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, neither the Parent nor any of its Affiliates will, directly or indirectly employ, engage, contract for or solicit the services in any capacity of any person who is employed by any of the Subsidiaries at any time as Parent or its Affiliates seeks to employ, engage, contract for or solicit the services of such person.

          5.8. Insurance.

                  (a) Commercial General Liability/Products Liability. Prior to the Closing Date, commercial general liability, including products liability, insurance coverage has been provided to certain Subsidiaries listed on Schedule
5.8 (the "CGL Captive Insured Subsidiaries") under insurance policies (the "CGL Policies") issued by Penwald Insurance Company, a captive insurance company of the Parent ("Penwald"). Coverage under the CGL Policies and all other insurance coverage for the Subsidiaries shall be canceled effective on the Closing Date and neither Parent nor Penwald shall have any further obligation to provide insurance coverage for occurrences, accidents or diseases, as the case may be, taking place or arising after the Closing Date. However, to the extent the CGL Policies afford coverage, or continue to afford coverage, for occurrences, accidents or diseases, as the case may be, taking place on or prior to the Closing Date (collectively, "CGL Pre-Closing Occurrences"), Buyer shall, and shall cause the CGL Captive Insured Subsidiaries to:

                       (i) Comply with all terms and conditions of the claims handling procedures set forth in Schedule 5.8, as such may be amended by Penwald from time to time with written notice to Buyer, for any CGL Pre-Closing Occurrences covered by the CGL Policies;

                       (ii) Comply with all terms and conditions of any CGL Policies and any other umbrella or excess insurance policies affording coverage for CGL Pre-Closing Occurrences; and

                       (iii) Provide Penwald, at no cost to Penwald, reasonable access to the CGL Captive Insured Subsidiaries' (A) product engineers and other personnel and (B) documents, documentation and other records, when, and as necessary, for consultation relative to CGL Pre-Closing Occurrence claims issues. This access shall include, but is not limited to, access for the purpose of reviewing and preparing claims and litigation reports, providing written analyses and consultation relative to product design and construction and serving as witnesses relative to claims and litigation arising from or based upon CGL Pre-Closing Occurrences.

Without limiting the foregoing, Buyer agrees that the CGL Captive Insured Subsidiaries may only submit claims for payment under the CGL Policies with respect to CGL Pre-Closing Occurrences if and to the extent Buyer and the CGL Captive Insured Subsidiaries have complied with all terms and conditions of the Claims Handling Procedures set forth in Schedule 5.8.

                  (b) Workers Compensation/Commercial Automobile Insurance Coverage Issued by Penwald. Prior to the Closing Date, primary workers compensation and automobile deductible reimbursement insurance coverage has been provided to certain Subsidiaries listed on Schedule 5.8 (the "WC/Auto Captive Insured Subsidiaries") under insurance policies (the "Deductible Reimbursement Policies") issued by Penwald. On the Closing Date, all Deductible Reimbursement Policies shall be cancelled flat and Penwald shall afford no further coverage, nor be liable for any additional payments, to the WC/Auto Captive Insured Subsidiaries for any losses or expenses based upon, arising from or attributable to claims, occurrences, accidents or diseases, as the case may be (collectively, "WC/Auto Occurrences"), regardless of when such WC/Auto Occurrences first arose (or arise), or were (or are) first reported to or discovered by the WC/Auto Captive Insured Subsidiaries or Penwald.

                  (c) Workers Compensation/Commercial Automobile Insurance Coverage Issued by Insurers Other Than Penwald. To the extent there is insurance coverage that was issued prior to the Closing Date (other than coverage issued by Penwald) that affords coverage, or continues to afford coverage, for any workers compensation and employers liability or commercial automobile liability occurrences, accidents or diseases, as the case may be (collectively, "Pre-Closing WC/Auto Occurrences"), attributable to the WC/Auto Captive Insured Subsidiaries, Buyer shall, and shall cause the WC/Auto Captive Insured Subsidiaries to:

                       (i) Cooperate with all insurers affording such coverage to the full extent provided in any policies affording coverage for Pre-Closing WC/Auto Occurrences, to include cooperation in the continuing provision and administration of any and all ongoing claims related services relative to the Pre-Closing WC/Auto Occurrences, as may be required by the insurers; and

                       (ii) Comply with all other  terms and  conditions  of any
workers compensation and employers liability or commercial automobile liability insurance policies affording coverage to the WC/Auto Captive Insured Subsidiaries, it being understood that Parent shall be responsible for the
payment  of  all  obligations   attributable  to  the  WC/Auto  Captive  Insured
Subsidiaries, including any claims expense (both allocated loss adjustment expense and unallocated loss adjustment expense) and loss invoices under the terms and conditions of any workers compensation and employers liability or commercial automobile liability insurance policy affording coverage for Pre-Closing WC/Auto Occurrences.

                  (d) Limitation of Coverage. Nothing in this Section 5.8 shall be construed to expand the coverage provided under the CGL Policies nor the Deductible Reimbursement Policies. The coverage under the CGL Policies and the Deductible Reimbursement Policies shall be strictly limited to their respective terms, conditions and exclusions. Notwithstanding the preceding, it is also expressly understood and agreed that no CGL Policy issued by Penwald shall afford any coverage for:

                       (i) bodily injury, personal injury or medical payments caused by any latent disease including, but not limited to, asbestosis, silicosis, mesothelioma, emphysema, pneumoconiosis, pulmonary fibrosis, pleuritis, endothelioma or any lung disease or any ailment caused by, or aggravated by exposure, inhalation, consumption or absorption of asbestos fibers or dust or silica dust;

                       (ii) any property damage due to or arising out of the actual or alleged presence of asbestos or silica dust in any form, including the costs of remedial investigations or feasibility studies, or to the costs of testing, monitoring, cleaning or removal of any property or substance; or

                       (iii) bodily injury, property damage, advertising injury, personal injury or medical payments or any other action based upon the supervision, removal, instructions, recommendations, warranties (expressed or implied), warnings or advice given or withheld regarding asbestos fibers or dust or silica dust.

          5.9. Delta Tupelo Closure.

     Parent shall use its commercially reasonable best efforts to complete its plans for the closure of the Delta Tupelo Facility including the transfer of the manufacturing operations and production equipment previously located at the Delta Tupelo Facility to other Subsidiary Facilities and the termination of all Employees employed at the Delta Tupelo Facility (the "Delta Tupelo Closure") by the Closing Date or as soon thereafter as is reasonably practicable. There are thirty-two (32) components (the "Delta Parts") currently produced at the Delta Tupelo Facility that have not yet been the subject of an alternate sourcing arrangement. If Parent has not otherwise arranged for alternative sourcing for the Delta Parts (including by relocation of the manufacturing operations and production equipment used in producing such parts to another Subsidiary Facility) by the Closing, Parent shall assure that Buyer will have a supply of the Delta Parts and such other parts as are currently being produced at the Delta Tupelo Facility sufficient to produce the products that use the Delta Parts through March 31, 2005 in the volumes of such products contemplated by the Business' manufacturing forecasts as of the Closing Date. If, in order to comply with its obligations under the preceding sentence, Parent is required to continue the operation of the Delta Tupelo Facility after the Closing, Parent shall also manufacture such other parts used in the Business as Parent would manufacture if it were operating the Delta Tupelo Facility for its own account and Buyer shall pay to Parent the full cost of the manufacturing of the Delta Parts and such other parts after the Closing Date. Buyer and Parent shall cooperate in formulating a plan for alternative sourcing for the Delta Parts (including by the relocation, after the Closing, of such manufacturing operations to another Subsidiary Facility or any other facility designated by Buyer; provided that Buyer shall be responsible for all costs of such relocation in excess of the costs to relocate such manufacturing operations to Jackson,

Tennessee). Such cooperation shall include an obligation of Buyer to use its commercially reasonable best efforts during the period after the Closing and prior to July 1, 2005 to find an alternative source for the Delta Parts. Buyer agrees that Parent shall not be required to continue manufacturing of Delta Parts after December 31, 2004. If Buyer has not otherwise arranged for alternative sourcing for all or substantially all of the Delta Parts (including by relocation of the manufacturing operations and production equipment use in producing such parts to another facility) by April 1, 2005, Parent shall pay to Buyer the sum of $100,000. If Buyer has not otherwise arranged for alternative sourcing for all or substantially all of the Delta Parts (including by relocation of the manufacturing operations and production equipment use in producing such parts to another facility) by July 1, 2005, Parent shall pay to Buyer the sum of $50,000. Prior to the Closing, Parent shall either sell the Delta Tupelo Facility to a third party or transfer ownership of the Delta Tupelo Facility to Parent or an Affiliate of Parent other than a Subsidiary. Parent shall be responsible for all costs related to the Delta Tupelo Closure and shall indemnify the Buyer and its Affiliates against all such costs.

          5.10. Ellerbrake Litigation.

     After the Closing, the Buyer will, or will cause its Affiliates, including the Transferred Subsidiaries, to continue to administer the performance of the terms of the settlement of the Ellerbrake Litigation subject to compliance by Parent of Parent's obligation to indemnify the Buyer with respect thereto pursuant to Section 8.1.

          5.11. Assignment of Contracts and Rights.

                  (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof or the change in control of a Transferred Subsidiary, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of Parent, a Subsidiary, Buyer, or any Affiliates of Parent or Buyer hereunder.

                  (b) In addition to the consents required pursuant to Section 6.5, with respect to any Contract or any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, to the extent reasonably requested by Buyer, Parent will use its commercially reasonable best efforts to obtain the written consent of the other parties to any such Contract for any contemplated assignment thereof to a Purchaser or to the change in control of any Transferred Subsidiary, or written confirmation from such parties reasonably satisfactory in form and substance to Buyer and Parent confirming that such consent is not required; provided, however, that such commercially reasonable assistance shall not include any requirement of Parent or its affiliates to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any other party.

                  (c) If such consent, waiver or confirmation is not obtained with respect to any such Contract the assignment of which is contemplated herein, as among the parties hereto and their Affiliates, the intended assignee thereof will obtain from the intended assignor thereof through a subcontracting arrangement, the purchase of inventory in advance of the Closing or otherwise, and subject to applicable Law and the terms of such Contract, the claims, rights and benefits of the intended assignor thereof and, to the extent possible, the intended assignee will be responsible for the obligations of the intended assignor under such Contracts in accordance with this Agreement, and the intended assignor will enforce at the request of, at the cost of and for the benefit of the intended assignee, any and all claims and rights against a third party arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the intended assignee).

     6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     Each and every obligation of Buyer under this Agreement is subject to the satisfaction (or waiver by Buyer) prior to or at the Closing of each of the following conditions:

          6.1. Accuracy of Representations and Warranties; Performance of Obligations.

     The representations and warranties of Parent made in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and Parent shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Parent by the time of the Closing, except (a) for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), (b) for breaches of such representations and warranties and covenants that, in the aggregate, would not have a Material Adverse Effect, and (c) for breaches that have been cured (including without limitation through the granting of a post-Closing indemnity for any damages related to such breaches) and Parent shall have delivered to Buyer a certificate dated the Closing Date and signed by an officer of Parent in the officer's capacity as such confirming the foregoing to the best of such officer's knowledge.

          6.2. No Orders or Actions.

     No Order shall have been enforced or issued by any court of competent jurisdiction or Government Entity and remain in effect that would, and no action, suit or proceeding shall be pending that, in the reasonable legal opinion of counsel to the Buyer, would, or be expected to result in an Order that would, on a temporary or permanent basis: (a) restrain, enjoin or otherwise prohibit the transactions contemplated hereby; (b) cause any of the transactions contemplated hereby to be rescinded following their consummation; or (c) adversely affect the right of the Buyer and the Purchasers to own the Equity Interests, the Transferred Subsidiaries, the U.S. Intellectual Property, the Canadian Assets and the Toolz Shares and to operate the Business.

          6.3. HSR Act and Other Approvals.

     All applicable waiting periods under the HSR Act and any other applicable Competition Laws shall have expired or terminated.

          6.4. Guarantee Releases and Indebtedness.

     The actions contemplated by Section 4.7 and Section 4.8 shall have been completed.

          6.5. Licenses, Etc.

     All licenses, permits, consents, approvals, authorizations, qualifications, orders, registrations and filings listed in Schedule 6.5 shall have been received, issued or made unless the failure of such items to have been so received, issued or made would not, individually or in the aggregate, have a Material Adverse Effect.

     7.   CONDITIONS PRECEDENT TO PARENT'S OBLIGATIONS

     Each and every obligation of Parent under this Agreement is subject to the satisfaction (or waiver by Parent) prior to or at the Closing of the following conditions:

          7.1. Accuracy of Representations and Warranties; Performance of Obligations.

     The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and Buyer shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing, except (a) for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time) and (b) for breaches that have been cured; and Buyer shall have delivered to Parent a certificate dated the Closing Date and signed by an officer of Buyer in the officer's capacity as such confirming the foregoing to the best of such officer's knowledge.

          7.2. No Orders or Actions.

     No Order shall have been enforced or issued by any court of competent jurisdiction or Government Entity and remain in effect that would, and no action, suit or proceeding shall be pending that, in the reasonable legal opinion of counsel to Parent, would, or be expected to result in an Order that would, on a temporary or permanent basis, restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

          7.3. HSR Act and Other Approvals.

     All applicable waiting periods under the HSR Act and any other applicable Competition Laws shall have expired or terminated.

          7.4. Guarantee Releases.

     The actions contemplated by Section 4.7 shall have been completed.

     8.   INDEMNIFICATION

          8.1. Indemnification by Parent.

                  (a) If the Closing occurs and subject to the terms and conditions of this Article 8, Parent shall indemnify, defend and hold harmless Buyer, and its directors, officers, employees, affiliates and controlling persons, from and against all Losses asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (i) any breach of any of the representations and warranties of Parent; (ii) any breach of any covenant of Parent contained in this Agreement or (iii) any Indemnified Liability. For the avoidance of doubt, Buyer and its directors, officers, employees, affiliates and controlling persons, shall not be entitled to recover Losses under any of clauses (i) or (ii) of this Section 8.1(a) to the extent Parent has an indemnification obligation under clause (iii) of this Section 8.1(a).

                  (b) Parent's obligations under Section 8.1(a) shall be subject to the following limitations:

                       (i) Except as provided in clause (ii) and clause (x) of this Section 8.1(b), Parent's obligations under Section 8.1(a)(iii) with respect to Specified Liabilities shall not be subject to the limitations provided in this Section 8.1(b);

                       (ii) Parent's  liability for Losses arising out of clause
(v) of the definition of Specified Liabilities in Section 11.17 at any of the Subsidiary Facilities other than the Delta Tupelo Facility ("On-Site Contamination") shall be limited to 75% of the first $8,000,000 of Losses sustained by the Indemnified Parties as a result thereof, provided that once such Losses exceed $8,000,000 Parent shall be liable for 100% of all further Losses and provided, further, that Parent shall be liable for 100% of all Losses arising out of any contamination of the soil or ground water at the Delta Tupelo Facility by Hazardous Substances;

                       (iii) Parent shall not have any liability for Losses for any breach of the representations and warranties of Parent or for any Indemnified Liabilities unless the Loss arising therefrom exceeds $50,000, provided that for purposes of determining whether the Losses arising out of a breach of a representation or warranty of Parent or for any Indemnified Liability exceed $50,000 breaches arising out of a series of related events shall be aggregated;

                       (iv) Parent shall not have any liability for Losses for any breach of the representations and warranties of Parent or for any Indemnified Liabilities unless and until the aggregate of all Losses relating thereto for which Parent would, but for this clause (iv), be required to indemnify Buyer (excluding Losses for which Parent has no liability as a result of clause (iii) of this Section 8.1(b)) exceeds on a cumulative basis an amount equal to $5,000,000, at which point Parent, subject to clause (v) of this
Section 8.1(b), shall indemnify Buyer for such Losses, but only to the extent such Losses exceed $5,000,000;

                       (v) Parent shall not have any liability for Losses for any breach of the representations and warranties of Parent or for Indemnified Liabilities to the extent the aggregate amount of Losses for which Parent would otherwise be liable exceeds $100,000,000;

                       (vi) Parent shall not have any liability for Losses for any breach of the representations and warranties if Buyer had knowledge of such breach at the time of the Closing and failed to notify Parent of such breach in accordance with Section 4.5(b);

                       (vii) Buyer shall have no right to indemnification  under
Section 8.1(a)(i) with respect to any Loss or alleged Loss if Buyer requested a reduction in the Net Asset

Value reflected on the Closing Statement on account of any matter forming the basis for such Loss or alleged Loss;

                       (viii) If a liability or reserve was reflected on the Final Closing Statement relating to any matter for which Buyer would otherwise be entitled to indemnification under Section 8.1(a)(i) or Section 8.1(a)(iii), then the calculation of Buyer's Losses in respect of such matter shall be reduced by the full amount of such liability or reserve as reflected in the calculation of Net Asset Value on the Final Closing Statement and Buyer shall have no right to indemnification with respect to the amount of such Loss reflected as a liability or reserve on the Final Closing Statement;

                       (ix) The obligations to indemnify and hold Buyer harmless pursuant to Section 8.1(a)(i) shall terminate as set forth in Section 3.3 and the obligations to indemnify and hold Buyer harmless pursuant to Section 8.1(a)(iii) shall terminate ten (10) years after the Closing Date, except that Parent's obligations with respect to Specified Liabilities (other than as provided in clause (x) of this Section 8.1(b)) shall not be subject to the foregoing limitation; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which Buyer shall have, prior to the expiration of such ten (10) year period, previously made a claim by delivering a notice that constitutes an Indemnification Notice and complies with the requirements therefor; and

                       (x) The obligations to indemnify and hold Buyer harmless pursuant to Section 8.1(a)(iii) with respect to Losses arising out of On-Site Contamination shall terminate ten (10) years after the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any Remedial Action with respect to any On-Site Contamination if a plan of remediation was adopted with respect to such On-Site Contamination prior to the expiration of such ten (10) year period and Buyer has complied with the requirements of Section 8.3 and Section 8.4.

          8.2. Indemnification By Buyer.

     If the  Closing  occurs  and  subject to the terms and  conditions  of this
Article 8, Buyer shall indemnify, defend and hold harmless Parent, and its directors, officers, employees, affiliates and controlling persons, from and against all Losses asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the breach of the representations and warranties of Buyer described in Section 3.2,
(b) any breach of any covenant of Buyer contained in this Agreement or (c) the operation or ownership by Buyer of the business of the Transferred Subsidiaries following the Closing. Notwithstanding the foregoing, the obligations to indemnify and hold Parent harmless pursuant to Section 8.2(a) shall terminate when the representations and warranties of Buyer terminate pursuant to Section 3.3; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any items as to which Parent shall have, prior to the expiration of the applicable period, previously made a claim by delivering a notice that constitutes an Indemnification Notice and complies with the requirements therefor.

          8.3. Procedures Relating to Indemnification Between Buyer and Parent.

     Following the discovery of any facts or conditions which could reasonably be expected to give rise to a Loss or Losses for which indemnification under this Article 8 can be obtained, the party seeking indemnification under this
Article 8 (the "Indemnified Party") shall, as promptly as possible and in no event later than thirty (30) days thereafter, provide written notice to the party from whom indemnification is sought (the "Indemnifying Party"), setting forth the specific facts and circumstances, in reasonable detail, relating to such Loss or Losses, the amount of Loss or Losses (or a statement to the effect that the amount of Loss or Losses is not known if the actual amount is not known or not capable of reasonable calculation) and the specific Section(s) of this Agreement upon which the party seeking indemnification is relying in seeking such indemnification ("Indemnification Notice"), provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is thereby materially prejudiced.

          8.4. Procedures Relating to Indemnification for Third Party Claims.

                  (a) If an Indemnified Party receives notice of a claim or demand made by any other person, firm, Government Entity or corporation (a "Third Party Claim"), the Indemnified Party shall provide an Indemnification Notice to the Indemnifying Party relating to the Third Party Claim as promptly as possible and in no event later than thirty (30) days after receipt by such Indemnified Party of notice of the Third Party Claim. Thereafter, the
Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. Notwithstanding the foregoing, no delay on the part of the Indemnified Party in notifying the Indemnifying Party as required by this Section 8.4(a) shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is thereby materially prejudiced.

                  (b) Subject to Section 8.4(c),  if a Third Party Claim is made against the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses and, within ten (10) business days after the provision of the Indemnification Notice acknowledges in writing its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Notwithstanding any acknowledgment made pursuant to the immediately preceding sentence, Parent shall continue to be entitled to assert any limitation on its indemnification responsibility contained in Section 8.1(b). Should the
Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, then the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party, within a reasonable time after receipt of an Indemnification Notice relating to a Third Party Claim, chooses not to assume defense of a Third Party Claim or fails to defend such Third Party Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim or consent to the entry of judgment with respect to such Third Party Claim, on behalf of, and for the account and risk of, the Indemnifying Party, and the Indemnifying Party shall have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

                  (c) Notwithstanding any other provisions of this Agreement, in the case of matters relating to On-Site Contamination, whether or not such matters constitute a Third Party Claim, the following provisions shall apply:

                       (i) Buyer shall be entitled to manage all such matters and Parent shall have the right to participate (at its own cost and expense). Parent shall have the right to participate in all decisions regarding any such matter, including reasonable access to sites where any action relating to such matter is being conducted, reasonable access to all documents, correspondence, data, reports or information regarding the matter, reasonable access to employees and consultants of the Buyer with knowledge of relevant facts about the matter, the right (with reasonable prior notice to Parent) to attend all meetings and participate in any telephone or other conferences with any Government Entity or other third party regarding the matter and the right to review and comment in advance on all work plans, investigations and other environmental remediation activities and Buyer shall incorporate all such reasonable comments of Parent. Neither party shall agree to any settlement of any such action, suit proceeding or claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                       (ii)  Parent  shall  not have any  liability  under  this
Agreement with respect to any Losses relating to or arising from any Environmental Laws or Hazardous Substance for which Buyer seeks indemnity under
Section 8.1 resulting from Buyer or its agents and representatives conducting investigations, sampling, monitoring or remediation of the Subsidiary Facilities (a "Remedial Action") unless such Remedial Action (i) has been initiated prior to the Closing, (ii) is required by Environmental Laws or any Governmental Entity, (iii) is required by a prospective purchaser, lender or secured creditor of the Subsidiary Facilities, or (iv) is a Prudent Remedial Action (as hereinafter defined). A "Prudent Remedial Action" is a Remedial Action that (A) is undertaken in response to Material Facts (as hereinafter defined), (B) where Buyer has, prior to commencing the Remedial Action, requested and obtained Parent's consent subject to the provisions of this Section 8.4(c) and (C) where the scope of the Remedial Action undertaken is reasonable in relation to the perceived risk. At the time Buyer requests the consent of Parent pursuant to clause (B) of the preceding sentence, Buyer shall disclose to Parent all material information relating to the proposed Remedial Action and the basis for conducting the Remedial Action. Parent's consent shall not be unreasonably withheld or delayed; however,

(1) the reasonableness of Parent's decision will be determined based solely upon the information disclosed to or known by Parent at the time such consent is requested; (2) evidence that a Hazardous Substance may be present shall not result in any presumption that the Hazardous Substance would reasonably be expected to present a significant risk to human health or the environment; and
(3) the parties recognize that a determination not to further investigate evidence indicating that a Hazardous Substance is present may, under some circumstances, be a reasonable determination. "Material Facts" shall mean material facts that represent reliable objective evidence indicating that a Hazardous Substance is present in a manner that would reasonably be expected to present a significant risk to human health or the environment. Buyer agrees that the facts disclosed in the Schedules hereto (including documents incorporated by reference therein) do not represent, in and of themselves, reliable objective evidence indicating that a Hazardous Substance is present in amounts that would reasonably be expected to prevent a significant risk to human health or the environment.

                       (iii)  In  addressing  any  On-Site  Contamination,   the
parties agree to cooperate to minimize the costs of any investigation or remediation and nothing in this Agreement shall require actions beyond the minimum action and efforts required by Environmental Laws. The Parties agree that deed or use restrictions and institutional controls shall be implemented when such measures are allowed by Environmental Laws and minimize the costs of any investigation or remediation.

                       (iv) Parent shall have no liability for Losses arising from or related to the use of the Subsidiary Facilities for other than industrial or commercial uses, which, for purposes of clarity shall not include any residential uses.

                  (d) The parties shall, and shall cause their Affiliates to, reasonably cooperate with each other in connection with the prosecution, defense, settlement or performance of their agreements in this Article 8. Without limiting the generality of the foregoing, as to all matters with respect to which a party controls pursuant to this Section 8.4, upon such party's request, the other party shall, and shall cause its Affiliates to, (i) assign (to the extent assignable) to the controlling party (or its designee) all existing contracts with independent consultants and other advisors relating to such matters, (ii) use its reasonable best efforts to waive all professional conflicts and take other reasonable steps necessary to allow any counsel representing the other party with respect to such matters to represent the controlling party (or its designee) with respect to such matters, (iii) make available to the controlling party evidence within the other party's control and persons needed as witnesses employed by the other party or its Affiliates, as reasonably requested by the controlling party for such prosecution, defense, settlement or performance and (iv) sign such documents, assign such rights, and take such actions as the controlling party may reasonably request attendant to the defense or resolution of the matter.

          8.5. Insurance and Tax Effect.

     The obligation of any Indemnifying Party to indemnify the Indemnified Party against any Loss arising under this Article 8 shall be reduced (a) by the amount of any insurance proceeds irrevocably received from third party insurers by the Indemnified Party with respect to such Loss or the underlying factors with respect thereto under any applicable policy and (b) to take into account any net Tax benefits receivable by the Indemnified Party as a result of Loss or the underlying reasons therefor and taking into account (without duplication) the effect of receiving indemnification hereunder.

     Parent and Buyer agree to treat all indemnification payments made by Parent pursuant to this Agreement as adjustments to the Purchase Price for all income Tax purposes and to take no position contrary thereto in any Tax Return or proceeding before any Taxing Authority, except as otherwise required by applicable Law or any applicable Order.

          8.6. Exclusive Remedy.

     Except for rights expressly provided in Article 6, Article 7 and Article 10 and remedies available at law or in equity for the breach of the obligations of the parties under Article 5, the indemnification provisions of this Article 8 shall be the sole and exclusive remedy with respect to any and all claims arising out of or relating to Buyer's investigation of the Subsidiaries, this Agreement, the negotiation and execution of this Agreement or any Contract entered into pursuant hereto (except to the extent otherwise expressly set forth therein) or the performance by the parties of its or their terms, and no other remedy shall be had pursuant to any contract, fraud, misrepresentation or other tort theory or otherwise by Buyer or Parent and their respective officers, directors, employees, agents, affiliates, attorneys, consultants, successors and assigns, all such remedies being hereby expressly waived to the fullest extent permitted under applicable Law. Without limitation, the procedures set forth in this Article 8 constitute the sole and exclusive remedy of Buyer and Parent arising out of any breach or claimed breach of the representations and warranties set forth in Section 3.1 or Section 3.2 made as of the date of this Agreement relating to events occurring on or prior to the date hereof that become known to Buyer on or prior to the Closing Date. In furtherance of the foregoing, except as provided above, Buyer hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against Parent relating to Buyer's investigation of the Subsidiaries, this Agreement, the negotiation and execution of this Agreement or any Contract entered into pursuant hereto (except to the extent otherwise expressly set forth therein) or the performance by the parties of its or their terms arising under or based upon any Law or otherwise. In addition to the foregoing, the amount of indemnification obligations of Parent set forth in this
Article 8 shall be the maximum amount of indemnification obligations set forth hereunder and Buyer shall not be entitled to a rescission of this Agreement (or any related agreements) or any further indemnification rights or claims of any nature whatsoever, all of which Buyer hereby waives.

     9.   CLOSING

          9.1. Closing Date.

     Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.1, and provided that the conditions to the Closing set forth in Article 6 and Article 7 are satisfied or waived, the closing with respect to the transaction (the "Closing") shall take place at the offices of Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 A.M., Central Standard Time, on the fifth business day immediately following the satisfaction or waiver of the conditions to the Closing set forth in Section 6.3 and Section 7.3, or at such other time and place as the parties hereto shall agree upon. The actual date of the Closing is referred to in this Agreement as the "Closing Date".

          9.2. Documents to be Delivered by Parent and the Subsidiaries.

     At the Closing, Parent shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

                  (a) Instruments of Transfer. Duly endorsed stock certificates or other instruments transferring all of the Sellers' right, title and interest in the U.S. Intellectual Property, the Canadian Assets, the Toolz Shares and the Equity Interests to Buyer, duly executed by an officer of the appropriate Seller.

                  (b)  Assumption  Agreement.   The  Assignment  and  Assumption
Agreement in the form attached hereto as Exhibit 9.2(b) (the "Canadian Assumption Agreement"), duly executed by Pentair Canada, Inc.

                  (c)  Compliance  Certificate.  The  certificate  described  in
Section 6.1, duly executed by an officer of Parent.

                  (d) Certified Resolutions. Certified copies of the resolutions of the Board of Directors of Parent authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (e) Releases. The releases described in Section 4.7.

                  (f) Resignations. The resignations described in Section 4.10, effective as of the Closing Date.

                  (g) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority, instruments of transfer and documents as Buyer may reasonably request.

          9.3. Documents to be Delivered by Buyer.

     At the Closing, Buyer shall deliver to Parent the following documents, in each case duly executed or otherwise in proper form:

                  (a) Cash Purchase Price. To Parent, via wire transfer, the cash payment required by Section 2.1.

                  (b) Assumption Agreements. The Canadian Assumption Agreement, duly executed by Black & Decker Canada Inc.

                  (c)  Compliance  Certificate.  The  certificate  described  in
Section 7.1, duly executed by an officer of Buyer.

                  (d) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (e) Other Documents. All other documents, instruments or writings required to be delivered to Parent at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Parent may reasonably request.

     10.  PERMITTED TERMINATION

          10.1. General.

     This Agreement may be terminated, and the transactions contemplated herein may be abandoned, only:

                  (a) By mutual written agreement of Buyer and Parent;

                  (b) By Parent or Buyer in the event that the Closing shall not have occurred on or before December 31, 2004; provided, however, that either party may extend such date for a period not to exceed ninety (90) calendar days to the extent necessary for (i) Parent and Buyer to substantially comply with any request for additional information made by any Governmental Entity with respect to compliance with any applicable Competition Law or (ii) any applicable waiting period under the HSR Act to expire or terminate up to a thirty (30) day maximum following substantial compliance with a request for additional information made by any Governmental Entity with respect to compliance with any applicable Competition Law provided, further, that if a party seeking termination pursuant to Section 10.1(b) is in breach in any material respect of any of its representations and warranties, covenants or agreements contained in this Agreement, then that party may not terminate this Agreement pursuant to
Section 10.1(b); or

                  (c) By either party if the other party is in material breach of any of its covenants or other agreements hereunder and has failed to cure such breach within ten (10) days following the giving of notice thereof by the non-breaching party and such breach materially adversely affects the ability of the parties to consummate the transactions contemplated hereby.

          10.2. Post-Termination Obligations

     In the event of a  permitted  termination  by Parent or Buyer  pursuant  to
Section 10.1 written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party, and:

                  (a) Buyer shall return all documents and copies and other materials received from or on behalf of Parent relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Parent; and

                  (b) All information  received or accumulated by Buyer shall be treated as "Evaluation Material" in accordance with the Letter Agreement (as modified or supplemented by this Agreement), which shall remain in full force and effect, as modified or supplemented by this Agreement, notwithstanding the termination of this Agreement.

          10.3. No Liabilities in Event of Permitted Termination.

                  (a) In the event of any permitted termination of this Agreement as provided in Section 10.1(a) and Section 10.1(b), this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or Parent, except that the respective obligations of Buyer and Parent, as the case may be, under Sections 4.1, 10.2,
11.1 and 11.8 shall remain in full force and effect. Termination under Section 10.1(c) shall not preclude any party from suing the other party for willful breach of this Agreement or impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

     11.  MISCELLANEOUS

          11.1. Publicity.

     Parent and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except (a) as such release or announcement may, in the judgment of the releasing party, be required by Law or any Rule or regulation of any United States securities exchange  on which  the  releasing  party is  listed,  in which  case the  party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and (b) that Parent and the Subsidiaries may make such announcements to their respective employees. Notwithstanding the foregoing, Buyer and Parent may each issue a press release at the time of the signing of this Agreement and on the Closing Date provided that the party issuing the release shall allow the other party reasonable time to comment on such release in advance of such issuance. Parent and Buyer agree to keep the terms of this Agreement confidential, except to the extent required by applicable Law or for financial reporting purposes and except that the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses and to representatives of financial institutions that provide credit facilities to the parties (so long as such persons agree to keep the terms of this Agreement confidential).

          11.2. Assignment.

     Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

          11.3. Parties in Interest.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto including, in the case of the Buyer, each of the Purchasers. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

          11.4. Law Governing Agreement.

     This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

          11.5. Amendment and Modification.

     The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing among the parties hereto.

          11.6. Waivers.

     No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          11.7. Notices.

     All notices, requests, demands and other communications hereunder shall be given in writing and shall be personally delivered; sent by telecopier or facsimile transmission; or sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service; as follows:

                  (a) If to Buyer, to:

                                                  The Black & Decker Corporation
                                                               701 E. Joppa Road
                                                          Towson, Maryland 21286
                                                   Attention:  Charles E. Fenton
                                                      Facsimile:  (410) 716-2660

                                                                (with a copy to)

                                                       Miles & Stockbridge, P.C.
                                                                  101 Bay Street
                                                          Easton, Maryland 21601
                                                  Attention:  Robert M. Cattaneo
                                                      Facsimile:  (410) 385-3700

                  (b) If to Parent, to:

                                                                   Pentair, Inc.
                                                          5500 Wayzata Boulevard
                                                                       Suite 800
                                                 Golden Valley, Minnesota  55416
                                                  Attention:  Louis L. Ainsworth
                                                      Facsimile:  (763) 656-5403

                                                                (with a copy to)

                                                             Foley & Lardner LLP
                                                       777 East Wisconsin Avenue
                                                Milwaukee, Wisconsin  53202-5306
                                       Attention:  Benjamin F. Garmer, III, Esq.
                                                      Facsimile:  (414) 297-4900

or to such other person or address as any party shall have specified by notice in writing to the other parties. If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by telecopier or facsimile transmission, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

          11.8. Expenses.

     Regardless of whether or not the transactions contemplated hereby are consummated and except as otherwise stated in this Agreement, all expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such expenses.

          11.9. Schedules.

     Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a party hereto to identify the facts or items to which it applies. Any fact or item disclosed on any Schedule hereto shall not by reason only of such inclusion be deemed to be material or to have a Material Adverse Effect and shall not be employed as a point of reference in determining any standard of materiality under this Agreement. Prior to the Closing, Parent shall have the right to supplement, modify or update the Schedules hereto to reflect changes in the ordinary course of the business of the Subsidiaries prior to the Closing; provided, however, that any such supplements, modifications or updates shall be subject to Buyer's rights under Section 6.1.

          11.10. Knowledge.

     The term "knowledge" when used in the phrases "to the knowledge of Parent" or "Parent has no knowledge" or words of similar import shall mean, and shall be limited to, the knowledge of the individuals listed on Schedule 11.10 and shall include their actual knowledge obtained in their respective capacities with Parent and/or a Subsidiary.

          11.11. Section Headings; Table of Contents.

     The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          11.12. Severability.

     If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          11.13. No Strict Construction.

     Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

          11.14. Jurisdiction; Venue; Waiver of Jury Trial.

     Each of Parent and the Buyer irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in the City of Wilmington, Delaware, over any suit, action or proceeding arising out of or relating to this Agreement. Without limitation of other means of service, each party agrees that service of any process, summons, notice or document with respect to any action, suit or proceeding may be served on it in accordance with the notice provisions set forth herein. Each of Parent and Buyer irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of Parent and Buyer agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment. Each of Parent and Buyer hereby waives its rights to a trial by jury of any claim or cause of action arising out of or relating to Buyer's investigation of the business of the Subsidiaries, this Agreement, the negotiation and execution of this Agreement or any Contract entered into pursuant hereto (except to the extent otherwise expressly set forth therein) or the performance by the parties of its or their terms in any action, proceeding or other litigation of any type brought by one party against the other, regardless of the basis of the claim or cause of action.

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

          11.15. Entire Agreement.

     This Agreement (including the Schedules and Exhibits hereto) and the Letter Agreement constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          11.16. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.17. Definitions.

     For purposes of this Agreement, the term:

          "401(k) Plan Transfer" shall have the meaning set forth in Section 5.3(e)(iv).

          "Active Employee" shall mean any employee of the Subsidiaries other than at the Delta Tupelo Facility who is actively employed as of the Closing
Date by the Subsidiaries or who is not so actively employed due to vacation, illness, short term disability, military leave or layoff with recall rights or authorized leave of absence.

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

          "Affiliated Group" shall have the meaning set forth in Section 5.1(a).

          "Agreed Base Equity" shall mean $730,858,000, which (a) has been determined as set forth in Schedule 11.17, the detailed back-up for which has been reviewed by the parties, and (b) shall be subject to adjustment by the amount by which the net asset value of the Asian Subsidiaries reflected in the audited balance sheet of the Asian Subsidiaries as of April 5, 2004 is greater or lesser than the net asset value of the Asian Subsidiaries as included in the calculations set forth in Schedule 11.17.

          "Alternate Payee" shall have the meaning set forth in ERISA Section 205(d)(3), and shall be limited to those individuals whose assigned benefits under an employee benefit plan are not separated from the benefits of the participant from which such benefits derive or are dependent on the survival of the participant.

          "Applicable Rate" shall have the meaning set forth in Section 2.2(e).

          "Asia  Holdings"  shall  mean  Pentair  Asia  Holdings   S.A.R.L.,   a
corporation organized under the laws of Luxembourg.

          "Asian Subsidiaries" shall mean Hangtech Limited, a Hong Kong corporation, Joinery Industrial Co., Ltd., a Taiwanese corporation, Jointech Corporation, Ltd., a Cayman Islands corporation, Wisetech Industrial Limited, a corporation organized under the laws of the

Peoples Republic of China, Wintech Corporation, a Cayman Islands corporation, and Qingdao Sungun Power Tool Co., Ltd., a corporation organized under the laws of the Peoples Republic of China.

          "Audited  Financial  Statements"  shall have the  meaning set forth in
Section 3.1(g).

          "Benefit Plan Services" shall have the meaning set forth in Section 5.3(i)(i).

          "Business" shall have the meaning set forth in the recitals to this Agreement.

          "Buyer" shall have the meaning set forth in the preamble of this Agreement.

          "Buyer 401(k) Plan" shall have the meaning set forth in Section 5.3(e)(ii).

          "Buyer NQ Funding  Arrangement"  shall have the  meaning  set forth in
Section 5.3(f)(ii).

          "Buyer Pension Plan" shall have the meaning set forth in Section 5.3(b)(ii)(B).

          "Buyer's  Objection"  shall  have the  meaning  set  forth in  Section
2.2(c).

          "Buyer Rollover Plan" shall have the meaning set forth in Section 5.3(e)(vii)(B).

          "Buyer's Taxes" shall have the meaning set forth in Section 5.1(g).

          "Canadian Assets" shall mean all of the business, assets and rights of Pentair Canada, Inc. primarily related to the Business whether or not reflected on the books of Pentair Canada, Inc., including, without limitation, each of the following that relates to the Business as of the Closing Date: (i) all customer and supplier lists, accounts receivable, advertising material, pre paid expenses, deposits and credits, inventory (including work-in-process, raw material and finished goods), machinery, land, buildings, vehicles, equipment, tools, supplies, furniture, fixtures, leasehold improvements and other tangible property, (ii) all books and records, (iii) all rights in and to transferable permits, licenses, approvals and authorizations by or of governmental authorities or third parties, (iv) all causes of action, claims, warranties, guarantees, refunds, rights of recovery and set-offs of every kind and character, (v) all telephone numbers, telex numbers, e-mail addresses, Internet sites and domain names, post office boxes, drawings, goodwill, intellectual property and other intangibles, and (vi) all of Pentair Canada, Inc.'s rights under leases, contracts, agreements and other documents related to the Business.

          "Canadian  Assumption  Agreement"  shall have the meaning set forth in
Section 9.2(b).

          "Canadian Liabilities" shall mean those liabilities of Pentair Canada, Inc. that (i) relate primarily to the Business and (ii) are not Indemnified Liabilities.

          "Capital Leases" shall mean leases classified as a capital lease pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, Accounting for Leases; provided, however, that Parent and Buyer agree that the leases for the

Subsidiary Facilities located in Jackson, Tennessee and West Jefferson, North Carolina shall not be deemed to be Capital Leases.

          "Captive  Insured  Subsidiaries"  shall have the  meaning set forth in
Section 5.8.

          "CGL Captive Insured Subsidiaries" shall have the meaning set forth in
Section 5.8(a).

          "CGL Policies" shall have the meaning set forth in Section 5.8(a).

          "CGL  Pre-Closing  Occurrences"  shall have the  meaning  set forth in
Section 5.8(a).

          "Closing" shall have the meaning set forth in Section 9.1.

          "Closing Date" shall have the meaning set forth in Section 9.1.

          "Closing  Statement"  shall  have the  meaning  set  forth in  Section
2.2(b).

          "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, 29 U.S.C. 4980B, et.seq.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Competition Law" shall mean the HSR Act and all other federal, state and foreign Laws and Orders that are designed or intended to prohibit, restrict or regulate (i) actions having the purpose or effect of monopolization or restraint or trade or lessening of competition or (ii) foreign investment.

          "Competitive  Business"  shall have the  meaning  set forth in Section
5.7.

          "Consolidated Returns" shall have the meaning set forth in Section 5.1(a).

          "Contract" shall mean any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement.

          "CPA Firm" shall have the meaning set forth in Section 2.2(c).

          "Deductible Reimbursement Policies" shall have the meaning set forth in Section 5.8(b).

          "Deferred Acquisition Price" shall mean any obligation of Parent or any of its Affiliates, including the Subsidiaries, for amounts due to any person who sold to Parent or any of its Affiliates a business or an entity that is included in the Business or is a Subsidiary or a predecessor thereof with respect to such sale that is not contingent upon the performance (financial or otherwise) of such business or entity.

          "Delta Parts" shall have the meaning set forth in Section 5.9.

          "Delta Tupelo" shall mean the Tupelo, Mississippi location of Delta International Machinery Corp., a Minnesota corporation.

          "Delta  Tupelo  Closure"  shall have the  meaning set forth in Section
5.9.

          "Delta Tupelo Facility" shall mean all real property, leaseholds or other interests owned or operated by any of the Subsidiaries in connection with the Tupelo, Mississippi location of Delta International Machinery Corp., a Minnesota corporation, and any buildings, plants or structures located thereon.

          "Delta Tupelo Hourly Plan" shall have the meaning set forth in Section 5.3(d).

          "DeVilbiss" shall mean DeVilbiss Air Power Company, a Delaware corporation.

          "DeVilbiss  Cash  Balance  Plan"  shall have the  meaning set forth in
Section 5.3(b)(ii)(A).

          "Earn-Out Obligation" shall mean any obligation of Parent or any of its Affiliates, including the Subsidiaries, for amounts due to any person who sold to Parent or any of its Affiliates a business or an entity that is included in the Business or is a Subsidiary or a predecessor thereof with respect to such sale that is contingent upon the performance (financial or otherwise) of such business or entity.

          "Ellerbrake Litigation" shall mean the case of Stephen A. Ellerbrake v.Campbell-Hausfield, et al including DeVilbiss Air Power Company (Circuit Court for St. Clair County, IL, Case #01-L-0540).

          "Environmental Laws" shall mean all Laws regarding protection of the environment, including, without limitation, those protecting the quality of or requiring the cleanup or remediation of the ambient air, soil, surface water or groundwater, in effect, to the extent applicable, at any time.

          "Equity Interests" shall have the meaning set forth in the recitals to this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any entity that is, as of the date hereof, a member of a controlled group of corporations (as defined in Code
Section 414(b)) of which any Subsidiary is a member, or an unincorporated trade or business under common control with any Subsidiary (as determined under Code
Section 414(c)).

          "ESOP" shall have the meaning set forth in Section 5.3(e)(vii).

          "Estimated  Closing  Statement"  shall have the  meaning  set forth in
Section 2.2(a).

          "Excluded Plans" shall mean the Parent NQ 401(k) Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan.

          "Final Closing Statement" shall have the meaning set forth in Section 2.2(c).

          "Financial Statements" shall have the meaning set forth in Section 3.1(g).

          "Foreign Subsidiary" means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States.

          "Former Employee" is an individual, other than an Active Employee and an individual who would be an Active Employee if Parent or an Affiliate other than a Subsidiary were substituted for the Subsidiaries in applying the definitions relevant to such term, who was an employee of the Subsidiaries or their respective predecessors immediately before he or she last terminated employment with Parent or any of its Affiliates.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "Government Entities" shall mean any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other.

          "Hazardous Substance" shall mean all pollutants, contaminants, chemicals, compounds or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes, waste waters or byproducts, including, without limitation, asbestos, polychlorinated biphenyls or urea formaldehyde, and any other substances subject to regulation under any Environmental Law.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Income or Franchise Taxes" shall mean all foreign, federal, state or local Taxes payable on gross or net income, net worth, surplus, franchise, capital, or capital stock, together with any interest and any penalties, additions to Tax or additional amounts imposed by any Tax Authority.

          "Indemnified Liabilities" shall mean all liabilities and obligations of the Subsidiaries including, without limitation, the Specified Liabilities, whether known or unknown, absolute or contingent, with respect to events, occurrences, conditions or transactions arising on or before the Closing Date other than the Transferred Liabilities.

          "Indemnification Notice" shall have the meaning set forth in Section 8.3.

          "Indemnified Party" shall have the meaning set forth in Section 8.3.

          "Indemnifying Party" shall have the meaning set forth in Section 8.3.

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          "Intellectual  Property  Rights"  shall have the  meaning set forth in
Section 3.1(r).

          "Laws" shall mean any federal, state, local, foreign or other statute, law, ordinance, Rule or regulation.

          "Letter Agreement" shall have the meaning set forth in Section 4.1.

          "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

          "Losses" shall include (i) all debts, liabilities and obligations owed to or at the behest of any other party; (ii) all losses, damages, judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including, without limitation, interest (excluding prejudgment interest in any litigated or arbitrated matter other than that payable to a third party), court costs and reasonable fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing, but shall exclude, in each of clauses (i) through (iv) above, consequential, incidental, special or punitive damages or lost profits other than those actually paid by an Indemnified Party to a person or entity other than an Indemnified Party.

          "Master Trust" shall mean the master trust established by Parent to hold the assets of certain defined benefit plans maintained by Parent or its Affiliates for the funding and payment of benefits under such plans.

          "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition or prospects of the Subsidiaries taken as a whole, provided that no material adverse effect shall be deemed to have occurred with respect to the prospects of the Subsidiaries taken as a whole unless an event has occurred that will have a material adverse effect in the future on the business, results of operation or financial condition of the Subsidiaries taken as a whole other than changes or effects resulting from developments or occurrences relating to or affecting United States or foreign economies in general or the industry of any Subsidiary in general other than such developments or occurrences that disproportionately affect the Subsidiaries taken as a whole.

          "Material  Contract"  shall  have the  meaning  set  forth in  Section
3.1(p).

          "Material   Facts"  shall  have  the  meaning  set  forth  in  Section
8.4(c)(ii).

          "Net Asset Value" shall mean the book value of (i) the assets of the Transferred Subsidiaries, plus (ii) the Canadian Assets minus (x) the Transferred Liabilities and (y) the Canadian Liabilities, in each case as reflected on the Estimated Closing Statement, the Closing Statement or the Final Closing Statement, as the case may be, and determined in accordance with Section
2.2. All references to "Net Asset Value" in this Agreement shall be deemed to refer to the Subsidiaries giving effect to the transactions contemplated by
Section 4.6.

          "NQ 401(k) Plan Transfer" shall have the meaning set forth in Section 5.3(f)(ii).

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          "On-Site  Contamination"  shall have the  meaning set forth in Section
8.1(b)(ii).

          "Orders" shall mean any order, writ, injunction, judgment, plan or decree.

          "Parent" shall have the meaning set forth in the preamble of this Agreement.

          "Parent 401(k) Plan" shall have the meaning set forth in Section 5.3(e)(i).

          "Parent NQ 401(k) Plan" shall have the meaning set forth in Section 5.3(f)(ii).

          "Parent Pension Plan" shall have the meaning set forth in Section 5.3(b)(i).

          "Parent  Sponsored  Benefit  Plan" shall have the meaning set forth in
Section 5.3(g)(i).

          "Penwald" shall have the meaning set forth in Section 5.8.

          "Pre-Closing  Period"  shall  have the  meaning  set forth in  Section
5.1(a).

          "Prudent Remedial Action" shall have the meaning set forth in Section 8.4(c)(ii).

          "Policies" shall have the meaning set forth in Section 5.8.

          "Porter-Cable"  shall  mean  Porter-Cable   Corporation,   a  Delaware
corporation.

          "Porter-Cable Hourly Plan" shall have the meaning set forth in Section 5.3(c).

          "Potentially Harmful Substances or Conditions" shall mean any (a) allegedly toxic or harmful material including, without limitation, asbestos or silica or (b) noise, vibration or electromagnetic radiation, in each case in connection with a claim for indemnification pursuant to Section 8.1(a)(iii) with respect to clause (ii) of the definition of Specified Liabilities under this
Section 11.17.

          "Pre-Closing  Period"  shall  have the  meaning  wet forth in  Section
5.1(a).

          "Pre-Closing  WC/Auto Occurrences" shall have the meaning set forth in
Section 5.8(c).

          "Purchase Price" shall have the meaning set forth in Section 2.1.

          "Purchaser" shall have the meaning set forth in Section 1.1.

          "Recent Balance Sheet" shall have the meaning set forth in Section 3.1(g).

          "Remedial Action" shall have the meaning set forth in Section 8.4(c)(ii).

          "Section 338(g) Election" shall have the meaning set forth in Section 5.1(f).

          "Seller" shall have the meaning set forth in Section 1.1.

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          "Specified  Liabilities" shall mean all liabilities and obligations of any Subsidiary other than Transferred Liabilities arising out of or with respect to each of the following: (i) bodily injury, death or other damage occurring before the Closing relating to products manufactured or sold before the Closing;
(ii) bodily injury or death resulting, in whole or in part, from the presence of or exposure to Potentially Harmful Substances or Conditions relating to the use of products manufactured prior to the Closing Date; (iii) corrective actions required by the Consumer Products Safety Act or similar laws relating to products manufactured before the Closing; (iv) guarantees of any obligations of any third party, including those of Parent or any of its Affiliates other than another Transferred Subsidiary; (v) the handling, presence, storage, treatment, release, discharge, migration, transportation, removal or disposal (whether
on-site  or  off-site)  of  Hazardous   Substances   or  the  violation  of  any
Environmental Law in each case prior to the Closing Date, (vi) liabilities and obligations arising before the Closing Date of the Subsidiaries (or any of their predecessors) with respect to former or current employees (or their dependents or beneficiaries) of any Subsidiary for which Buyer or any Subsidiary is not responsible in accordance with Section 5.3; (vii) any products, facilities or operations that are not part of the Business as conducted on the Closing Date;
(viii) Taxes relating to a pre-Closing period; (ix) indebtedness for borrowed money, including under Capital Leases and any Deferred Acquisition Price; (x) amounts due to Parent or any of its Affiliates, other than another Subsidiary, except for accounts payable relating to the purchase of products prior to the Closing in the ordinary course of business and except for the Lease Contract to be entered into between Wisetech Industrial Co., Ltd. (Suzhou) and Pentair Water (Suzhou) Company Ltd., substantially in the form attached as Exhibit 11.17(a), and the Lease Contract to be entered into between Qingdao Sungun Power Tools Company, Ltd. and Pentair Qingdao Enclosure Co., Ltd., substantially in the form attached as Exhibit 11.17(b); (xi) patent, copyright or trademark infringement or misappropriation of trade secrets as the result of actions taken or events occurring prior to the Closing and with respect to which a lawsuit or administrative proceeding has been instituted prior to the Closing; (xii) the Delta Tupelo Closure, including all obligations with respect to any former or current employee of the Delta Tupelo Facility; (xiii) any Earn-Out Obligation;
(xiv) the Ellerbrake Litigation; (xv) all obligations to pay insurance premiums on a retroactive basis with respect to any of the foregoing and (xvi) all Third Party Claims relating to any of the foregoing, whether or not such Third Party Claims are successful.

          "Straddle Period" shall have the meaning set forth in Section 5.1(a)(iv).

          "Subsidiary" shall mean any corporation or other entity engaged in the Business of which securities or other ownership interests having ordinary voting power to elect a majority of directors or other persons performing similar functions are directly or indirectly owned by Parent all of which are listed in note 1 to the Audited Financial Statements other than Pentair Tools Group, Inc. Porter-Cable Argentina, LLC, Porter-Cable de Mexico S.A. de C.V. and Surewood Acquisition Corporation.

          "Subsidiary Benefit Plans" shall have the meaning set forth in Section 3.1(q).

          "Subsidiary Facilities" shall mean any real property, leaseholds or other interests currently owned or operated by the Subsidiaries and any buildings, plants or structures currently owned or operated by the Subsidiaries.

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

          "Taxes" shall mean any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          "Tax Audit" shall have the meaning set forth in Section 5.1(b).

          "Taxing Authority" shall have the meaning set forth in Section 5.1(c).

          "Tax Package" shall have the meaning set forth in Section 5.1(c).

          "Tax Return" shall mean each report, return, declaration, statement, form or other information required to be supplied to a Taxing Authority in connection with Taxes.

          "Third  Party  Claim"  shall  have the  meaning  set forth in  Section
8.4(a).

          "Toolz Shares" shall mean the 382,848 shares of Series C Preference Shares and the 357,142 shares of Series D Preference Shares, issued by Toolz Ltd., a company organized under the laws of Hong Kong, to Asia Holdings.

          "Transfer Amount" shall have the meaning set forth in Section 5.3(b)(iii)(B).

          "Transferred Liabilities" shall mean (i) liabilities and obligations of the Subsidiaries, accruals for which are included in the Final Closing Statement in accordance with Schedule 2.2(b), (ii) liabilities and obligations of the Subsidiaries incurred in the ordinary course of business of the Subsidiaries under operating contracts and leases in effect on the Closing Date that were incurred in the ordinary course of business or were disclosed in an appropriate Schedule to this Agreement or that are of the type or kind required to be disclosed in a Schedule to this Agreement but are not disclosed solely because they fall below the minimum threshold amount, term or materiality of the disclosures required by the terms of this Agreement to be set forth in such Schedule, (iii) liabilities and obligations of the Subsidiaries with respect to Taxes for which Parent is not responsible in accordance with Section 5.1, (iv) liabilities and obligations of the Subsidiaries (or any of their predecessors) with respect to former or current employees of any Subsidiary for which Parent is not responsible in accordance with Section 5.3, (v) Earn-Out Obligations of up to $6,800,000 arising under (A) an Amendment of Stock Purchase Agreement dated March 12, 2004 by and between Asia Holdings and Chang Lee-Cheng relating to the purchase of shares of Jointech Corporation Ltd., (B) a Letter Agreement dated April 14, 2004 by and between Porter-Cable Corporation and Nanette Rizzo relating to the purchase of membership interests in Orion LLC, (C) a Letter Agreement dated April 14, 2004 by and between Porter-Cable Corporation and Mark Strahler relating to the purchase of membership interests in Orion LLC, and (D) a Stock Purchase Agreement dated September 23, 2001 by and among Pentair, Inc., Surewood Acquisition Company, Oldham Saw Co., Inc., The Woodworkers Choice Inc., and the Shareholders of the Companies, (vi) obligations under the agreement settling the Ellerbrake Litigation to the extent that the expenditures with respect to such settlement, whether before or after the Closing, have not exceeded $4,000,000, (vii) liabilities and obligations of the


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Subsidiaries  arising out of bodily  injury,  death or other damage  relating to products manufactured prior to the Closing, including all Third Party Claims relating to such bodily injury, death and other damage, whether or not such Third Party Claims are successful, other than liabilities and obligations set forth in clauses (i), (ii) and (iii) of the definitions of Specified Liabilities
in  this  Section  11.17,   and  (viii)   liabilities  and  obligations  of  the
Subsidiaries for claims by or on behalf of, or obligations owing to, Buyer or any of its affiliates.

          "Transferred Subsidiaries" shall mean each of the Subsidiaries other than Pentair Canada, Inc.

          "U.S. Intellectual Property" shall mean the U.S. Patent Rights and the U.S. Trademark Rights.

          "U.S. Patent Rights" shall mean all rights under the laws of the United States of America of the Subsidiaries other than DeVilbiss and, to the extent that they relate to the Business, of Parent or any of its other Affiliates, to all patents, patent applications, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, designs, formulae, research and development data, computer software programs, all registrations and applications for registration thereof under the laws of the United States of America, all recordings, licenses and common-law rights relating thereto, and all rights to sue at law or in equity for any infringement or other impairment thereof.

          "U.S. Trademark Rights" shall mean all rights under the laws of the United States of America and of any state therein of the Subsidiaries other than DeVilbiss and, to the extent that they relate to the Business, of Parent or any of its other Affiliates to all trademarks, trade dress, trade names, service marks and service names, all registrations and applications for registration thereof under the laws of the United States of America, all recordings, licenses, and of common-law rights relating thereto, and all rights to sue at law or in equity for any infringement or other impairment thereof.

          "WC/Auto Occurrences" shall have the meaning set forth in Section 5.8(b).

          "WC/Auto Captive Insured Subsidiaries" shall have the meaning set forth in Section 5.8(b).

          "Workers  Compensation  Policies"  shall have the meaning set forth in
Section 5.9(b).

          Where  any  group  or   category   of  items  or  matters  is  defined
collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number, and vice versa.

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



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                  THE BLACK & DECKER CORPORATION
                                                  ("Buyer")

                                                  /s/ CHARLES E. FENTON
                                                  ------------------------------
                                                  By: Charles E. Fenton
                                                  Title: Senior Vice President
                                                         and General Counsel



                                                  PENTAIR, INC.
                                                  "Parent"

                                                  /s/ RANDALL J. HOGAN, III
                                                  ------------------------------
                                                  By: Randall J. Hogan, III
                                                  Title: Chief Executive Officer






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